AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 29, 1999

                                  BY AND AMONG

                     LYNCHBURG COCA-COLA BOTTLING CO., INC.,

                      COCA-COLA BOTTLING CO. CONSOLIDATED,

                                LCCB MERGER CO.,

                        CERTAIN SHAREHOLDERS OF LYNCHBURG
                          COCA-COLA BOTTLING CO., INC.
                      LISTED ON THE SIGNATURE PAGES HERETO

                                       AND

                   GEORGE M. LUPTON, JR., AS THE SHAREHOLDERS'
                                 REPRESENTATIVE

                                TABLE OF CONTENTS

                                                                                                             Page #
ARTICLE I DEFINITIONS ............................................................................................2
ARTICLE II THE MERGER ............................................................................................6
                      2.1      The Merger.........................................................................6
                      2.2      Effective Time.....................................................................6
                      2.3      Effects of the Merger..............................................................6
                      2.4      Articles of Incorporation and Bylaws...............................................6
                      2.5      Directors and Officers.............................................................6
                      2.6      Conversion of Shares...............................................................7
                      2.7      Merger Consideration and Payment...................................................7
                      2.8      Shareholder Consent...............................................................10
                      2.9      Dissenting Shares.................................................................10
                      2.10     Further Assurances................................................................10

                      ARTICLE III MERGER CONSIDERATION ADJUSTMENT................................................10
                      3.1      Audited Closing Date Balance Sheet................................................10
                      3.2      Final Merger Consideration........................................................11
                      3.3      Payment of Positive Merger Consideration Adjustment...............................11
                      3.4      Repayment of Negative Merger Consideration Adjustment.............................11
                      3.5      Review by the Shareholders'Representative.........................................11
                      3.6      Settlement Procedure..............................................................12
                      ARTICLE IV CLOSING.........................................................................12

                      ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.............................12
                      5.1      Corporate Existence, Authority and Binding Effect.................................12
                      5.2      Organizational Documents..........................................................13
                      5.3      No Violation or Conflict..........................................................13
                      5.4      No Consents.......................................................................14
                      5.5      Capitalization....................................................................14
                      5.6      Financial Statements..............................................................14
                      5.7      Case Sales Reports................................................................14
                      5.8      Accounts Receivable...............................................................14
                      5.9      Taxes.............................................................................15
                      5.10     Absence of Undisclosed Claims and Liabilities.....................................15
                      5.11     Absence of Change.................................................................15
                      5.12     Material Contracts and Commitments................................................16
                      5.13     Good Title and Encumbrances.......................................................17
                      5.14     Real Estate.......................................................................18
                      5.15     No Litigation.....................................................................18
                      5.16     Compliance with Laws..............................................................18
                      5.17     Antitrust Matters.................................................................18
                      5.18     Employee Matters..................................................................19
                      5.19     No Brokers or Finders.............................................................19

                                       i

                      5. 20    No Environmental Representations..................................................20
                      5. 21    Termination of Participation in Mid-Atlantic Canners Association, Inc.............20
                      5. 22    Payment of Certain Bonuses........................................................20
                      5. 23    No Material Omission..............................................................20

                      ARTICLE VI REPRESENTATIONS AND WARRANTIES REGARDING THE CONSENTING SHAREHOLDERS............20
                      6.1      Authority and Binding Effect......................................................20
                      6.2      No Violation or Conflict..........................................................20
                      6.3      Stock Ownership...................................................................21
                      6.4      Termination of Shareholders Agreement.............................................21
                      6.5      Satisfaction of Agreement with John Minor.........................................21

                      ARTICLE VII MERGER SUB'S REPRESENTATIONS AND WARRANTIES....................................21
                      7.1      Formation, Good Standing and Power................................................21
                      7.2      No Violation Or Conflict..........................................................21
                      7.3      No Litigation.....................................................................22
                      7.4      No Brokers or Finders.............................................................22
                      7.5      Financial Ability.................................................................22
                      7.6      Acknowledgement Regarding Condition of Certain Assets.............................22
                      7.7      Acknowledgement Regarding Location of Certain Assets..............................22

                      ARTICLE VIII COVENANTS OF THE COMPANY AND CONSENTING SHAREHOLDERS..........................22
                      8.1.     Conduct of Business...............................................................22
                      8.2      Access to Properties and Records; Discovered Breaches.............................23
                      8.3      Refrain From Negotiations With Others.............................................24
                      8.4      Nondisclosure of Proprietary Information..........................................24
                      8.5      Nondisclosure of Terms............................................................24
                      8.6      No Change to Governing Documents..................................................25
                      8.7      Settlement of Related Party Transactions..........................................25
                      8.8      Distribution of Certain Assets and Payments.......................................25
                      8.9      Satisfaction of Closing Conditions................................................25

                      ARTICLE IX COVENANTS OF MERGER SUB AND PARENT..............................................26
                      9.1      Medical Insurance.................................................................26
                      9.2      Nondisclosure of Proprietary Information..........................................26
                      9.3      Nondisclosure of Terms............................................................26
                      9.4      Records Retention.................................................................26
                      9.5      Satisfaction of Closing Conditions................................................26
                      9.6      Satisfaction of Lease and Transfer of Vehicle.....................................27
                      9.7      Return of the Company's Distributions and Patronage Dividends to the
                               Shareholders'Representative.......................................................27

                      ARTICLE X CONDITIONS PRECEDENT TO MERGER SUB'S AND  PARENT'S OBLIGATIONS TO CLOSE..........27
                      10.1     Accuracy of Representations and Warranties........................................27





                                       ii

                      10.2     Performance of Covenants..........................................................27
                      10.3     Certified Copy of Authorizing Resolutions.........................................27
                      10.4     No Impairment to Assets...........................................................27
                      10.5     Licenses and Permits Necessary For Merger Sub to Conduct Business.................28
                      10.6     Opinion of Company's Counsel......................................................28
                      10.7     No Litigation.....................................................................28
                      10.8     Legality..........................................................................28
                      10.9     Consents..........................................................................28
                      10.10    Certificates of Good Standing.....................................................28
                      10.11    Compliance With the HSR Act.......................................................28
                      10.12    Resignations......................................................................28
                      10.13    Consenting Shareholders Approval and Tender of Shares.............................29
                      10.14    Termination of Employment Letter with William C. Sampson..........................29
                      10.15    Non-Competition Agreement.........................................................29
                      10.16    Termination Deferred Compensation Plan............................................29
                      10.17    Other Transaction Documents.......................................................29

                      ARTICLE XI CONDITIONS PRECEDENT TO THE COMPANY'S AND SHAREHOLDERS'OBLIGATIONS TO
                               CLOSE.............................................................................29
                      11.1     Accuracy of Representations and Warranties........................................29
                      11.2     Performance of Covenants..........................................................29
                      11.3     Opinion of Merger Sub's Counsel...................................................30
                      11.4     No Litigation.....................................................................30
                      11.5     Legality..........................................................................30
                      11.6     Certificates of Good Standing.....................................................30
                      11.7     Compliance with the HSR Act.......................................................30
                      11.8     Certified Copy of Authorizing Resolutions.........................................30
                      11.9     Non-Competition Agreement.........................................................30
                      11.10    Initial Merger Consideration......................................................30
                      11.11    Other Transaction Documents.......................................................30

                      ARTICLE XII TERMINATION....................................................................30
                      12.1     Conditions of Termination.........................................................30
                      12.2     Effect of Termination.............................................................31

                      ARTICLE XIII INDEMNIFICATION...............................................................31
                      13.1     Indemnification by the Company and Shareholders...................................31
                      13.2     Indemnity Claims by Merger Sub, the Surviving Corporation or Parent...............32
                      13.3     Indemnification by Merger Sub, the Surviving Corporation and Parent...............32
                      13.4     Claim Procedure...................................................................32
                      13.5     Economic Loss Defined.............................................................33
                      13.6     Time Limitations; Survival........................................................34

                                      iii
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                      ARTICLE XIV GUARANTY.......................................................................34

                      ARTICLE XV MISCELLANEOUS...................................................................35
                      15.1     Shareholders'Representative.......................................................35
                      15.2     Joinder of Additional Shareholders................................................37
                      15.3     Termination of Shareholders Agreement.............................................37
                      15.4     Risk of Loss......................................................................37
                      15.5     Simultaneous Closing..............................................................37
                      15.6     Counterparts......................................................................37
                      15.7     Interpretation....................................................................37
                      15.8     Notices...........................................................................38
                      15.9     Entire Agreement, Modification....................................................39
                      15.10    Assignment........................................................................40
                      15.11    Binding Effect and Benefit........................................................40
                      15.12    Partial Invalidation..............................................................40
                      15.13    Waiver............................................................................40
                      15.14    Exhibits and Schedules............................................................40
                      15.15    No Third Party Beneficiaries......................................................40
                      15.16    Governing Law.....................................................................40
                      15.17    Attorney's and Accountant's Fees, Etc.............................................40
                      15.18    Construction......................................................................41


Exhibit A       -   Form of Virginia Articles of Merger
Exhibit B       -   Form of Promissory Note
Exhibit C       -   Form of Company Resolutions
Exhibit D       -   Form of Merger Sub Resolutions
Exhibit E       -   Form of Company Counsel Opinion
Exhibit F           Form of Noncompetition Agreement
Exhibit G       -   Form of Merger Sub and Parent Counsel Opinion
Exhibit H       -   Form of Transmittal Letter and Joinder

Schedule 2.7(a)     Record Title Owners of Company Common Shares
Schedule 2.7(b)     Agreed Upon Procedures
Schedule 2.7(d)(ii) Company Transaction Fees
Schedule 2.7(d)(iii)Closing Date Merger Consideration
Schedule 5.2(a)     Corporate Organizational Documents, Minute and Stock Books
Schedule 5.2(b)     Officers and Directors of the Company
Schedule 5.4        Consents
Schedule 5.5        Voting Agreements
Schedule 5.6        Company Financial Statements
Schedule 5.7        Case Sales Reports
Schedule 5.9        Taxes
Schedule 5.10       Undisclosed Claims and Liabilities
Schedule 5.11       Changes
Schedule 5.12       Material Contracts and Commitments
Schedule 5.13(a)    Encumbrances Upon Equipment
Schedule 5.13(b)    Equipment

Schedule 5.14       Real Estate
Schedule 5.15       Litigation
Schedule 5.17       Antitrust Matters
Schedule 5.18(a)    Benefit Plans and Employment Agreements
Schedule 5.18(b)    Labor Relations
Schedule 6.2        Consenting Shareholder Conflicting Agreements
Schedule 8.8(a)     Distributed Memorabilia
Schedule 8.8(b)     Distributed Vehicles
Schedule 8.8(c)     Certain Bonuses and Payments
Schedule 8.8(d)     Life Insurance Policy
Schedule 9.1        Retiree HealthCare Enrollment Form
Schedule 10.12      Resignations

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         THIS AGREEMENT AND PLAN OF MERGER is made as of the ____ day of September, 1999 by and among the following:

         (i) Lynchburg Coca-Cola Bottling Co., Inc., a Virginia corporation (the "COMPANY"),

         (ii) Coca-Cola Bottling Co. Consolidated, a Delaware corporation ("PARENT"),

         (iii) LCCB Merger Co., a Virginia corporation and wholly-owned subsidiary of Parent ("MERGER SUB"),

         (iv) the shareholders of the Company executing this Agreement on the signature pages hereto,

         (v) the shareholders of the Company who join in the execution of this Agreement pursuant to Section 15.2 hereof, and

         (vi) George M. Lupton, Jr., as the Shareholders' Representative (the "SHAREHOLDERS' REPRESENTATIVE").

All such above referenced parties to this Agreement are collectively referred to as the "PARTIES" and are individually referred to as a "PARTY". The Shareholders' Representative joins in the execution of this Agreement for the purpose of acknowledging the same and committing to carry out the Shareholders' Representative's duties and obligations hereunder.

                              W I T N E S S E T H:

         WHEREAS, each of the Company and the Parent are engaged in the manufacture, distribution or sale of soft drink products of The Coca-Cola Company and other soft drink franchises; and

         WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub have determined that it is advisable and in the best interests of their respective shareholders for Parent and Merger Sub to enter into a business combination with the Company, by means of the merger (the "MERGER") of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         "Affiliates" means, with respect to a particular Party, Persons controlling, controlled by or under common control with that Party, and any officers and directors of that Party and of its Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interests shall be deemed to constitute control.

         "Agreement" means this Agreement and the Exhibits and Disclosure Schedules hereto.

         "Annual Case Sales Reports" is defined in Section 5.7

         "Articles of Merger" is defined in Section 2.2.

         "Assets" means all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in the Company Financial Statements, that are owned or possessed by the Company.

         "Audited Closing Date Balance Sheet" is defined in Section 3.1.

         "Business" means the Company's entire business, operations and facilities.

         "Business Day" means any day when the Federal Reserve Bank of Richmond, Virginia is open for business.

         "CBH" is defined in Section 2.7(b).

         "Charter Documents" means any Person's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement, operating agreement or similar document governing such Person.

         "Claim Response" is defined in Section 13.4 (a).

         "Closing" means the consummation of the Transactions in accordance with this Agreement.

         "Closing Date" means the Effective Time of the Merger.

         "Closing Date Merger Consideration" is defined in Section 2.7(d)(iii).

         "Company" is defined in the preamble.

         "Company Common Share" means a share of the common stock, par value $4-1/6, of the Company.

         "Company Financial Statements" is defined in Section 5.6.

         "Company Transaction Fees" is defined in Section  2.7(d)(ii).

         "Confidential Information" means any confidential information or Trade Secrets of the Company, including personnel information, know-how and other technical information, customer lists, customer information and supplier information.

         "Consenting Shareholders" means collectively (i) the shareholders of the Company executing this Agreement on the signature pages hereto and (ii) the shareholders of the Company who join in the execution of this Agreement pursuant to Section 15.2 hereof.

         "Contracts" is defined in Section 5.12.

         "Disclosure Schedule" means any of the Schedules containing information relating to the Company pursuant to Article V and other provisions hereof that has been provided to the other Parties and made an Exhibit or Schedule to this Agreement on the date hereof.

         "Discovered Breach" is defined in Section 8.2.

         "Dissenting Shareholder" is defined in Section 2.9.

         "Dissenting Shares" is defined in Section 2.9.

         "Economic Loss" is defined in Section 13.5.

         "Effective Time" is defined in Section 2.2.

         "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

         "Equipment" is defined in Section 5.13.

         "ERISA" is defined in Section 5.18(c).

         "Escrow Quotient" is defined in Section 2.7(d)(i).

         "Expense Quotient" is defined in Section 2.7(d)(ii).

         "Escrow Funds" is defined in Section 2.7(d)(i).

         "Final Merger Consideration" is defined in Section 3.2.

         "GAAP" means generally accepted accounting principles consistently applied with past practices of the Company.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and rules and regulations issued pursuant to that Act or any successor law.

         "Indemnified Party" is defined in Section 13.4(a).

         "Indemnitor" is defined in Section 13.4(a).

         "Indemnity Claim" is defined in Section 13.4(a)

         "Initial Merger Consideration" is defined in Section 2.7(a).

         "Insurance Plan" is defined in Section 9.1.

         "Interim Case Sales Reports" is defined in Section 5.7.

         "Inventory" means all inventory, including raw materials, spare parts, supplies, work in process and finished goods.

         "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, labor, employment, wage and hour, and price and wage control matters, but excluding environmental laws.

         "Memorabilia" means any Coca-Cola memorabilia, desks or other personal property of the Company.

         "Merger" is defined in the recitals.

         "Merger Consideration" is defined in Section 2.6(a).

         "Merger Sub" is defined in the preamble.

         "Negative Merger Consideration Adjustment" is defined in Section 3.4.

         "Net Working Capital" is defined in Section 2.7(b).

         "Noncompetition Agreement" is defined in Section 10.15.

         "Notice of Claim" is defined in Section 13.4(a).

         "Outstanding Company Common Shares" is defined in Section 2.7(a).

         "Parent" is defined in the preamble.

         "Parties" is defined in the preamble.

         "Person" means any natural person, corporation, partnership, limited liability company, proprietorship, association, trust or other legal entity.

         "Positive Merger Consideration Adjustment" is defined in Section 3.3.

         "Pre-Closing Date" is defined in Article IV.

         "Prime Rate" means the prime lending rate as announced from time to time in The Wall Street Journal.

         "Promissory Note" is defined in Section 2.7(c).

         "Real Estate" is defined in Section 5.14(a).

         "Response Period" is defined in Section 13.4(a).

         "Shareholders" is defined in the preamble.

         "Shareholders' Representative" is defined in Section 15.1(a).

         "Surviving Corporation" is defined in Section 2.1.

         "Tax" and "Taxes" means all income, gross receipt, gains, sales, use, employment, franchise, license, school, profits, property, ad valorem, excise or other taxes, estimated tax payments and import duties, fees, stamps, taxes and assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any deficiencies, additional charges, interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto, or any charges, interest or penalties imposed by any taxing authority as the result of the failure to file any return.

         "Third Party Claim" is defined in Section 13.4(d).

         "Trade Secrets" means all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints, owned, used or licensed (as licensor or licensee) by the Company, except for any such item that is generally available to the public.

         "Transaction Documents" means this Agreement and the Promissory Note.

         "Transactions" means the Merger and the other transactions contemplated by the Transaction Documents.

         "VSCA" is defined in Section 2.1.

                                   ARTICLE II
                                   THE MERGER
                                   ----------

         2.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Virginia Stock Corporation Act (the "VSCA"), Merger Sub shall be merged with and into the Company as soon as practicable, but in any event within the time limitations specified in
Article IV. Following the Merger, the Company shall continue as the surviving entity (the "SURVIVING CORPORATION") under the name "Lynchburg Coca-Cola Bottling Co., Inc." and shall continue its existence under the Laws of the Commonwealth of Virginia, and the separate corporate existence of the Merger Sub shall cease.

         2.2 EFFECTIVE TIME. The Merger shall be consummated by filing with the Clerk of the State Corporation Commission of Virginia the articles of merger, executed in accordance with the VSCA, substantially in the form of Exhibit A attached hereto (the "ARTICLES OF MERGER") and filing any other appropriate documents in accordance with the VSCA. The Merger shall be effective at the later of (A) the effective date specified in the Articles of Merger or (B) the effective time of the last of such filings (the "EFFECTIVE TIME").

         2.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the VSCA and the Articles of Merger.

         2.4 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation of the Company at the Closing Date shall be the Articles of Incorporation of the Surviving Corporation, until duly amended. The Bylaws of the Company at the Closing Date, as amended as follows, shall be the Bylaws of the Surviving Corporation, until duly amended. The Bylaws shall be amended effective as of the Closing Date as follows:

         Article IV, Section 1 shall be amended and restated in its entirety as follows:

                           SECTION 1. ELECTION AND NUMBER OF DIRECTORS. The
                  affairs of the Corporation shall be managed by a Board of Directors consisting of two members. The number of directors may be increased or decreased from time to time by amendment of these Bylaws. Directors shall be elected annually at the annual meeting of the stockholders or at any meeting held in place thereof. Each director shall hold office until his successor is duly elected and qualified. Directors need not be residents of the Commonwealth of Virginia or stockholders of the Corporation.

         2.5 DIRECTORS AND OFFICERS. Any directors and officers of Merger Sub at the Closing Date shall become the directors and officers (in the same capacities), respectively, of the Surviving Corporation, until successors or additional directors and officers are appointed in accordance with the terms of the Surviving Corporation's Bylaws. Each Consenting Shareholder holding any officer or director position with the Company hereby resigns from the same effective on the Closing Date.

         2.6      CONVERSION OF SHARES.
                  ---------------------

         (A) AUTOMATIC CONVERSION. At the Closing Date, each Company Common Share issued and outstanding immediately prior to the Closing Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a net amount in cash that shall be determined and paid according to Section 2.7 (the "MERGER CONSIDERATION") or
Section 2.9, as applicable. Any Company Common Share held in the treasury of the Company shall be cancelled. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Closing Date shall be converted by virtue of the Merger into one share of capital stock of the Surviving Corporation.

         (B) DELIVERY AND CANCELLATION OF CERTIFICATES; NO FURTHER TRANSFERS. At the Pre-Closing Date, each Consenting Shareholder shall deliver: (i) certificates representing all of the Company Common Shares owned by such holder duly endorsed for transfer to the Surviving Corporation or accompanied by other appropriate surrender documentation and surrendered in accordance herewith upon delivery and (ii) an executed Transmittal Letter and Joinder. All such Common Company Shares shall be cancelled at the Closing Date. After the Pre-Closing Date, there shall be no transfers of Company Common Shares that were outstanding immediately prior to the Pre-Closing Date on the stock transfer books of the Company. If, after the Pre-Closing Date and until the first anniversary of the Closing Date, certificates representing Company Common Shares are presented for transfer in the manner required at the Pre-Closing Date, accompanied by, at the holder's option either (i) an executed Transmittal Letter and Joinder or (ii) such documentation as may be required by the Surviving Corporation or Parent in their sole discretion, they shall be cancelled and exchanged for the Merger Consideration (without interest) in a similar manner as provided in this Article II with respect to certificates delivered at the Pre-Closing Date (i.e., with application of the Escrow Quotient and Expense Quotient, as defined in Section 2.7(d) below). At the Closing Date, the stock ledger of the Company shall be closed.

         2.7      MERGER CONSIDERATION AND PAYMENT.
                  ---------------------------------

         (A) AMOUNT. The Merger Consideration with respect to each Company Common Share owned by a Consenting Shareholder and delivered in accordance herewith shall be equal to the sum of (i) the Initial Merger Consideration, plus or minus (ii) the difference (if any) between the Initial Merger Consideration and the Final Merger Consideration (as defined in Section 3.2). The "INITIAL MERGER CONSIDERATION" shall be an amount equal to the quotient (rounded to the nearest $0.01) obtained by dividing (i) an amount equal to Twenty Four Million Six Hundred Thousand Dollars ($24,600,000) plus the estimated Net Working Capital (as defined below) on the Closing Date by (ii) the total number of Company Common Shares issued and outstanding immediately prior to the Closing Date (the "OUTSTANDING COMPANY COMMON SHARES"). The record title owners, number of Outstanding Company Common Shares owned and the certificate numbers of those Outstanding Company Common Shares are set forth on Schedule 2.7(a).

         (B) NET WORKING CAPITAL. Since the actual Net Working Capital will not be known at the Closing Date, an estimate of the same as of the Pre-Closing Date will be made for purposes of payment of the Initial Merger Consideration at the Closing Date. The estimated Net Working Capital will be computed by the Company, and such estimate shall be reviewed by

Cherry Bekaert & Holland ("CBH"). CBH shall confirm that such estimate is materially correct based upon procedures agreed upon by the Company and Merger Sub as set forth in Schedule 2.7(b). Such estimated Net Working Capital shall be provided to Merger Sub and Parent two (2) Business Days prior to the Pre-Closing Date and so confirmed again by CBH to have had no material changes on the Closing Date. Costs related to such computation of estimated Net Working Capital shall be borne by the Consenting Shareholders as a Company Transaction Fee (as defined in Section 2.7(d)(ii) below). "NET WORKING CAPITAL" means current assets of the Company less current liabilities of the Company, all at the Closing Date, determined in accordance with GAAP; provided, however, that such current liabilities shall not include the current portion of any amounts due under the lease of the 1998 Cadillac Seville automobile currently used by George M. Lupton, Jr., which shall not effect a reduction in Net Working Capital.

         (C) PROMISSORY NOTE. At the Closing Date, Merger Sub shall execute a promissory note in favor of the Shareholders' Representative on behalf of the Consenting Shareholders in the form attached hereto as Exhibit B (the "PROMISSORY NOTE"), the principal amount of which shall be the aggregate amount of the Escrow Funds (as defined in Section 2.7(d)(i)), which shall be unconditionally guaranteed by Parent. The principal amount of the Promissory Note shall be reduced from time to time effective as of the times set forth below by the amount of (i) any Negative Merger Consideration Adjustment that exceeds the funds then available for Company Transaction Fees, (ii) any undisputed Indemnity Claims against the Company or the Consenting Shareholders and (iii) any disputed Indemnity Claims against the Company or the Consenting Shareholders that are finally resolved (pursuant to Article XIII) in favor of the Surviving Corporation, Merger Sub or Parent. The principal amount of the Promissory Note may be increased from time to time effective as of the time set forth below in the event that additional Escrow Funds are received after the Closing Date pursuant to Section 15.2 and 2.6(b) hereof. Any reduction or increase to the principal amount of the Promissory Note is referred to as an "ADJUSTMENT." Adjustments shall be effective (i) for the Negative Merger Consideration Adjustment as of the date presented to the Shareholders' Representative and (ii) for any Indemnity Claims, as of the date such Indemnity Claim is made. In the event that an Adjustment occurs, the Promissory Note will be replaced in the following manner: The Surviving Corporation shall deliver to the Shareholders' Representative's counsel a replacement note bearing the issue date of the original note, which will be held in escrow until the Shareholders' Representative's counsel has obtained the original note from the Shareholders' Representative. The replacement note shall provide for interest to be computed on the Principal Amount, as adjusted by the Adjustment as of the date such Adjustment was effective. The Shareholders' Representative agrees to promptly surrender the promissory note it has held to its counsel. The surrendered note shall be marked "canceled," and dispatched to the Surviving Corporation's counsel by a guaranteed overnight courier service (simultaneously sending to the Surviving Corporation's counsel a facsimile of the canceled note along with the airbill tracking number). Upon dispatch, the Shareholders' Representative's counsel shall be authorized to release the replacement note to the Shareholders' Representative.

         (D) PAYMENT. In conjunction with the delivery of certificates representing all of the Company Common Shares owned by each Consenting Shareholder, duly endorsed for transfer to the Surviving Corporation or accompanied by appropriate transfer and surrender documentation, the Merger Consideration shall be paid to or for the benefit of each such Consenting Shareholder as follows:

                           (i) On the Closing Date, the Promissory Note shall be
                  delivered to the Shareholders' Representative in the principal amount of the "ESCROW FUNDS," which shall mean a portion of the Initial Merger Consideration (determined based on estimated Net Working Capital) equal to (A) the quotient of One Million Dollars ($1,000,000) divided by the Outstanding Company Common Shares (the "ESCROW QUOTIENT") multiplied by
                  (B) the number of Company Common Shares tendered in accordance with Section 2.6(b) at or prior to the Closing Date.

                           (ii) On the Closing Date, a portion of the Initial
                  Merger Consideration (determined based on estimated Net Working Capital) equal to (A) the quotient of One Million Five Hundred Thousand Dollars ($1,500,000) divided by the Outstanding Company Common Shares (the "EXPENSE QUOTIENT") multiplied by (B) the number of Company Common Shares tendered in accordance with Section 2.6(b) at or prior to the Closing Date, shall be paid by wire transfer of immediately available funds to the Shareholders' Representative in accordance with the instructions set forth on Schedule 2.7(d)(ii), which amounts are to be applied by the Shareholders' Representative in payment of the fees and expenses of the Company and the Consenting Shareholders incurred and to be incurred in connection with the Transactions, including any amounts that may be required pursuant to Section 3.4 (the "COMPANY TRANSACTION FEES");

                           (iii) On the Closing Date, the balance of the Initial
                  Merger Consideration (determined based on estimated Net Working Capital) (the "CLOSING DATE MERGER CONSIDERATION") multiplied by the number of Company Common Shares tendered in accordance with Section 2.6(b) at or prior to the Closing Date shall be paid at the Closing Date by wire transfer of immediately available funds to the Shareholders' Representative in accordance with the instructions set forth on Schedule 2.7(d)(iii); and

                           (iv) The Positive Merger Consideration Adjustment (as
                  defined in Section 3.3) (if any) shall be paid as provided in
                  Article III hereof.

Holders of Company Common Shares other than Consenting Shareholders shall be paid consideration for such Company Common Shares only as provided in Sections 2.6(b) and 2.9 hereof, as applicable.

         2.8 SHAREHOLDER CONSENT. Each Consenting Shareholder hereby (i) agrees to vote all of such Consenting Shareholder's Company Common Shares in favor of the Merger, this Agreement and the Transactions, and in favor of the adoption of resolutions of the shareholders of the Company approving the same and (ii) otherwise agrees to take any and all actions necessary to effect the Transactions. None of the Consenting Shareholders shall rescind, revoke or modify such vote prior to the Closing Date.

         2.9 DISSENTING SHARES. Any shareholder of the Company who shall have lawfully dissented from the Merger in accordance with the VSCA and who has properly exercised such shareholder's rights to demand payment of the fair value of the shareholder's Company Common Shares (the "DISSENTING SHARES") as provided in the VSCA (the "DISSENTING SHAREHOLDER") shall thereafter have only such rights as are provided a Dissenting Shareholder in accordance with the VSCA and shall have no other rights under this Agreement; provided, that if a Dissenting Shareholder shall withdraw the demand for appraisal or shall become ineligible for such appraisal, then such Dissenting Shareholder's Dissenting Shares automatically shall cease to be Dissenting Shares and shall be converted into and represent only the right to receive from the Surviving Corporation the Merger Consideration provided for in Section 2.7, without interest thereon, upon surrender of the certificate or certificates representing the Dissenting Shares, and execution of a Transmittal Letter and Joinder in accordance with Section 15.2, whereby the Dissenting Shareholder becomes a Consenting Shareholder and a party to the Transaction Documents, for purposes of indemnification hereunder.

         2.10 FURTHER ASSURANCES. If, at any time after the Closing, Parent, Merger Sub or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company acquired or to be acquired by reason of, or as a result of, the Transactions, the Company and the Consenting Shareholders will cause the Company's proper officers and directors (as constituted prior to the Closing
Date) to execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Company and the Consenting Shareholders or otherwise to take any and all such actions.

                                   ARTICLE III
                         MERGER CONSIDERATION ADJUSTMENT
                         -------------------------------

         3.1 AUDITED CLOSING DATE BALANCE SHEET. A balance sheet for the Company as of the Closing Date at 11:59 p.m. will be prepared by the Surviving Corporation in accordance with GAAP and audited by CBH (the "AUDITED CLOSING DATE BALANCE SHEET") within one hundred twenty (120) days immediately following the Closing Date and presented to the Shareholders' Representative for review and comment. The cost of the audit shall be borne by the Surviving Corporation. The Audited Closing Date Balance Sheet shall include and set forth a computation of the actual Net Working Capital.

         3.2 FINAL MERGER CONSIDERATION. The "FINAL MERGER CONSIDERATION" shall be an amount equal to the quotient (rounded to the nearest $0.01) obtained by dividing (i) an amount equal to the sum of Twenty-Four Million Six Hundred Thousand Dollars ($24,600,000) plus actual Net Working Capital (determined in accordance with Section 2.7(b)) by (ii) Outstanding Company Common Shares.

         3.3 PAYMENT OF POSITIVE MERGER CONSIDERATION ADJUSTMENT. If the Initial Merger Consideration (as determined based on estimated Net Working Capital) is less than the Final Merger Consideration (as determined based on actual Net Working Capital) then an amount equal to the Positive Merger Consideration Adjustment (as defined below) multiplied by the number of Company Common Shares tendered in accordance with Section 2.6(b) at or prior to the Closing Date shall be paid by wire transfer of immediately available funds to the Shareholders' Representative within five (5) Business Days immediately following the later of
(i) the Shareholders' Representatives' approval of the Audited Closing Date Balance Sheet or (ii) a final determination of the same pursuant to Section 3.6 hereof. The "POSITIVE MERGER CONSIDERATION ADJUSTMENT" means the amount by which the Final Merger Consideration exceeds the Initial Merger Consideration.

         3.4 REPAYMENT OF NEGATIVE MERGER CONSIDERATION ADJUSTMENT. If the Initial Merger Consideration exceeds the Final Merger Consideration then an amount equal to the Negative Merger Consideration Adjustment (as defined below) multiplied by the number of Company Common Shares tendered in accordance with
Section 2.6(b) will be paid to the Surviving Corporation by the Shareholders' Representative from the Merger Consideration transferred to the Shareholders' Representative pursuant to Section 2.7(d)(ii) with respect to Company Transaction Fees, with any balance to be paid from the Escrow Funds (resulting in a decrease in the principal amount of the Promissory Note in the amount of the decrease in the Escrow Funds). If the Negative Merger Consideration Adjustment, so determined, is an amount that exceeds the sum of (i) funds then available for payment of Company Transaction Fees and (ii) the Escrow Funds, then to the extent of such difference, the Consenting Shareholders shall remit payment of the difference, each in proportion to their ownership of the Company Common Shares, within five (5) Business Days immediately following written notice of demand for such repayment given by the Surviving Corporation to the Shareholders' Representative. The "NEGATIVE MERGER CONSIDERATION ADJUSTMENT" means the amount by which the Initial Merger Consideration exceeds the Final Merger Consideration.

         3.5 REVIEW BY THE SHAREHOLDERS' REPRESENTATIVE. During the preparation of the Audited Closing Date Balance Sheet, the Shareholders' Representative (and the Shareholders' Representative's accounting representatives) shall be permitted to be present to review the details of such preparation, to examine the working papers in connection therewith and to discuss the preparation of the Audited Closing Date Balance Sheet, the Net Working Capital calculation and the conduct of the audit. Such discussions shall be held by telephone or at places mutually agreeable to the Shareholders' Representative (and the Shareholders' Representative's accounting representatives) and the Surviving Corporation. All such review activities by the Shareholders' Representative shall be at the expense of the Shareholders.

         3.6 SETTLEMENT PROCEDURE. In the event that the Shareholders' Representative disagrees with the Net Working Capital computation, the Shareholders' Representative shall deliver to the Surviving Corporation (no later than thirty (30) Business Days after delivery to the Shareholders' Representative of the Audited Closing Date Balance Sheet) a written description of any such disagreements, and the Shareholders' Representative and the Surviving Corporation shall negotiate in good faith to resolve any disagreement with respect thereto. If, after a period of fifty (50) Business Days following the date on which the Surviving Corporation delivers to the Shareholders' Representative the Audited Closing Date Balance Sheet, the Surviving Corporation and the Shareholders' Representative have not resolved any such disagreement, then the Shareholders' Representative shall select within five (5) Business Days following the end of such period one firm from the following accounting firms:
Arthur Andersen L.L.P., KPMG L.L.P. or BDO Seidman L.L.P. The resolution of the disagreement shall be made by the selected accounting firm within twenty (20) Business Days after the date on which such firm of accountants was selected or as soon thereafter as possible and shall be binding upon the Parties. The costs and expenses for the services of such firm of accountants shall be borne equally by the Consenting Shareholders and the Surviving Corporation.

                                   ARTICLE IV
                                     CLOSING
                                     -------

         The delivery of the Transaction Documents and other instruments, certificates and legal opinions required hereunder shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P, 100 North Tryon Street, Suite 4200, Charlotte, North Carolina, commencing at 10:00 a.m. Eastern Standard Time on October 26, 1999 or on such other date or such other time or place as the Parties shall mutually agree (the "PRE-CLOSING DATE"). On the Pre-Closing Date, Merger Sub and the Company shall deliver to the Clerk of the State Corporation Commission of Virginia duly executed Articles of Merger as required by the VSCA and the Parties shall take all such other and further actions as may be required by the VSCA to make the Merger effective upon the terms and subject to the conditions hereof.

                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY
              ----------------------------------------------------

         As a material inducement to Merger Sub and Parent entering into this Agreement and consummating the Transactions, the Company and each Consenting Shareholder hereby make the following representations and warranties to Merger Sub and Parent, each of which shall be continuing, shall be true at the date of execution hereof and on the Closing Date, with the same force and effect as if made on the Closing Date, and shall survive the Closing as provided in Section
13.6 below. Where a particular representation or warranty is limited to the Company's knowledge, or to the knowledge of the Company, it shall refer to (i) the actual knowledge of George M. Lupton, Jr., George M. Lupton, III, Mary B. Hunt, William C. Sampson or James A. Lowery and (ii) knowledge that such persons reasonably should have had, given their respective positions and involvement with the Company.

         5.1 CORPORATE EXISTENCE, AUTHORITY AND BINDING EFFECT. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the

Commonwealth of Virginia. The Company has full power and authority to own its properties and conduct the Business as now being conducted. The Company has full corporate power and authority to execute each Transaction Document and consummate the Transactions, and its Board of Directors, and as of the Closing Date, its shareholders, have properly approved the Transactions. True and correct copies of the resolutions of the Board of Directors of the Company, and the form of resolutions that will be adopted as of the Closing Date by its shareholders, authorizing the Company to enter into and consummate the Transactions, properly certified by the Secretary of the Company, are attached hereto as Exhibit C. Upon execution and delivery, each Transaction Document shall be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the same may be limited by laws concerning insolvency, bankruptcy or similar laws or equitable principles affecting the enforcement of creditors' rights generally.

         5.2      ORGANIZATIONAL DOCUMENTS.
                  -------------------------

         (a) Delivered Documents. Company has provided to Merger Sub (i) the Certificate of Incorporation of Lynchburg Coca-Cola Bottling Works, Incorporated, dated June 21, 1908; (ii) Articles of Amendment Restating the Articles of Incorporation of Lynchburg Coca-Cola Bottling Works, Incorporated (Under the Name of Lynchburg Coca-Cola Bottling Co. Inc.); (iii) Bylaws of the Company, as amended June 30, 1996; (iv) copies of minute books for Board of Directors meetings of the Company from March 8, 1984 through July 28, 1999; and
(v) a list of record title holders of Company Common Shares, certificate numbers and number of shares (which is attached as Schedule 2.7(a)) and a copy of the stock book receipts for currently issued and outstanding Company Common Shares. Copies of each of these documents are attached hereto as Schedule 5.2(a).

         (b) Effect of Disclosure. These documents are true and complete and contain (i) all amendments thereto to date, (ii) a record of all material corporate proceedings of the Company for the period from March 8, 1984 to July 28, 1999 (in the case of the minute books) and (iii) a copy of the stock book receipts for currently issued and outstanding Company Common Shares. Specification or limitation of such disclosure is not intended to and shall not affect, diminish or limit in any way any other representations or warranties made in Article V or Article VI hereof. Schedule 5.2(b) contains a true and complete list of all of the current officers and directors of the Company.

         5.3 NO VIOLATION OR CONFLICT. Neither the execution and delivery of the Transaction Documents, the consummation by the Company of the Transactions, nor the fulfillment and compliance with the terms and provisions hereof or thereof will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any loan, note, bond, mortgage, lease, indenture, license, contract, agreement or other instrument or obligation to which the Company is a party or by which any of its properties or assets are bound (excluding the franchise agreements issued by or under the authority of The Coca-Cola Company or its related entities to which the Company is a party that automatically terminate upon a change of control in accordance with their terms), (ii) conflict with any provision of the Company's Charter Documents, Bylaws or other corporate agreement binding on the Company or (iii) violate any judgment, order, decree, Law or judicial or governmental restriction to which the Company is subject or otherwise constitute an ultra vires act.

         5.4 NO CONSENTS. Except as set forth in Schedule 5.4, no consent or approval of, or declaration, filing or registration with, any non-governmental third party or any governmental authority is required to be obtained by the Company (i) in connection with the execution of this Agreement or any other Transaction Document, (ii) for the consummation of the Transactions or (iii) for the continued operation of the Business.

         5.5 CAPITALIZATION. The authorized capital stock of the Company consists of Three Thousand Six Hundred (3,600) shares of Company Common Shares, of which One Thousand Five Hundred Ninety Three (1,593) shares are outstanding. All of such Company Common Shares are owned of record by the shareholders set forth in Schedule 2.7(a). All of such shares are validly issued, fully paid and non-assessable. There are no securities presently outstanding, and at the Closing Date there will not be any outstanding securities, which are convertible into, exchangeable for or carry the right to acquire, equity securities of the Company, or subscriptions, warrants, options, calls, convertible securities, registration or other rights, arrangements or commitments obligating the Company to issue any of its equity securities or any ownership interest or rights therein. Except as set forth on Schedule 5.5, there are no voting trusts or other agreements or understandings to which the Company is bound with respect to the voting of the Company Common Shares. Immediately following the Closing Date, by virtue of the Merger, Parent will hold one hundred percent (100%) of the issued and outstanding capital stock of the Surviving Corporation free and clear of any Encumbrances.

         5.6 FINANCIAL STATEMENTS. Attached as Schedule 5.6 are copies of the audited financial statements of the Company for the fiscal years ended December 31, 1997 and December 31, 1998 (the "COMPANY FINANCIAL STATEMENTS"). Each of the Company Financial Statements has been prepared in accordance with GAAP (except as set forth in Note 8 to the Company Financial Statements) and fairly presents the financial position and results of operations of the Company as of the applicable dates and for the applicable periods then ended in a materially correct manner.

         5.7 CASE SALES REPORTS. Attached hereto as Schedule 5.7 are copies of case sales reports (i) for the fiscal years of the Company ended December 31, 1997 and December 31, 1998 (together, the "ANNUAL CASE SALES REPORTS") and (ii) monthly reports for the portion of the fiscal year ended July 31, 1999 (the "INTERIM CASE SALES REPORTS"). The Annual Case Sales Reports are materially correct. The Interim Case Sales Report have been prepared in a manner consistent with past practices.

         5.8 ACCOUNTS RECEIVABLE. All accounts receivable reflected on the Audited Closing Date Balance Sheet will have arisen from transactions in the ordinary course of business, credit being extended in a manner consistent with the Company's regular credit practices. All of the accounts receivable included on the Audited Closing Date Balance Sheet will be collectible in full within one hundred eighty (180) days from the respective dates of sale. There are no facts or circumstances (other than general economic conditions) that are likely to result in any increase in the uncollectability of such accounts receivable, nor has the Company been notified by any customer that such customer disputes or otherwise intends not to pay its debt, as reflected in such accounts receivable, in the ordinary course of business.

         5.9      TAXES.  Except as set forth in Schedule 5.9:

         (A) RETURNS AND PAYMENT OF TAXES. All tax returns required to be filed on or prior to the Closing Date by the Company with all taxing authorities have been, or prior to the Closing Date will have been, filed and are true, complete and correct. All Taxes shown to be due and payable on such returns (or otherwise due and payable) and all other Taxes payable by the Company have been, or prior to the Closing Date will have been, paid in full on a timely basis. Such Taxes include, without limitation, Taxes imposed by any federal, territorial, state, local or foreign government, subdivision or regulatory agency. True and complete copies of all tax returns, reports and other filings of the Company that have been filed for any periods since December 31, 1997 are attached as Schedule 5.9.

         (B) AUDITS. None of the Company's tax returns for any period subsequent to December 31, 1997 has been audited by the appropriate taxing authorities. All issues arising out of prior audits have been resolved, the Company has made all payments required as a result of such resolutions, and such payments were reflected in the Company Financial Statements for periods prior to December 31, 1997. The Company has not agreed to any extensions of time of any applicable statutes of limitation in connection with the filing of tax returns or payment of taxes. No audit or examination, or claim or proposed assessment, by any taxing authority is now pending or to Company's knowledge threatened against the Company.

         (C) WITHHOLDING OF TAXES. The Company has withheld, collected and paid to the proper tax depositories or collecting authorities all amounts required to be so withheld and collected from employees, creditors, stockholders or third parties, including without limitation, backup withholding and withholding from each payment made to each employee of the Company the amount of all Taxes (including without limitation federal income taxes, Federal Insurance Contributions Act taxes and state and local income, payroll and wage taxes) required to be withheld or collected therefrom.

         5.10 ABSENCE OF UNDISCLOSED CLAIMS AND LIABILITIES. Except as set forth on Schedule 5.10 and Schedule 5.12, the Company has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when asserted), except for
(i) liabilities reflected in the liabilities section of the latest Company Financial Statement, (ii) liabilities under agreements, contracts, purchase orders and other similar arrangements that have arisen in the ordinary course of business (none of which relates to a breach of contract) and (iii) liabilities that have arisen since the date of the latest Company Financial Statement in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of Law, or any action, suit or proceeding, including any liability under any health and safety Laws).

         5.11 ABSENCE OF CHANGE. From December 31, 1998 through the Closing Date, except as disclosed in Schedule 5.11 or as contemplated by this
Agreement:

         (A) the Business has been conducted in the ordinary course consistent with historical methods of operation;

         (B) the Inventory of the Business has been maintained at ordinary, normal and customary levels, and no extraordinary change in purchases or sales has occurred;

         (C) the Company has not sold, contracted to sell, conveyed, transferred, assigned, distributed or otherwise disposed of any Assets of the Business, or any rights thereto, except for (i) the sale of Inventory in the ordinary and customary course of business, (ii) the Transactions and (iii) matters set forth on Schedule 8.8(a), Schedule 8.8(b) and Schedule 8.8(d);

         (D) the Company has not caused any Encumbrance to be placed against any Assets of the Business;

         (E) except as set forth on Schedule 8.8(c), the Company has not granted an increase in any bonus, fringe benefit, incentive or other compensation payable, or to become payable (except normal and customary salary increases and performance bonuses consistent with past practice), to any employee or agent of the Business, nor made any oral or written commitment to adopt or grant any bonus, incentive compensation, deferred compensation, profit sharing, pension, post employment or severance benefit (including insurance), golden parachute agreement, change of control agreement or other employee benefit;

         (F) except as provided in clauses (c) and (e) above, the Company has not made any declaration, setting aside or payment of any dividend or other distribution of Assets (whether in cash, stock or property) with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of such capital stock;

         (G) the Company has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) relating to the Business outside the ordinary course of business; and

         (H) the Company has not granted any license or sublicense of any rights with respect to any of its contract rights.

         5.12 MATERIAL CONTRACTS AND COMMITMENTS. Except as set forth on
Schedule 5.12 or entered into after the date hereof with the consent of Merger Sub, the Company is not a party to any:

         (A) contract for employment of any officer, individual employee, or other person or entity on a full-time, part-time, consulting or other basis, or agreement relating to loans to officers, directors or Affiliates, other than advances in the ordinary course of business;

         (B) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing an Encumbrance on any Asset or group of Assets of the Company;

         (C)      guarantee of any obligation for borrowed money or otherwise;

         (D)      agreement with respect to the lending or investing of funds;

         (E) lease or agreement under which it is lessee of or holds or operates any property, real or personal, owned by any other Person;

         (F) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

         (G) assignment, license, indemnification or agreement with respect to any form of intangible property, including any patent, trademark, trade name, copyright, know-how, Trade Secret or Confidential Information;

         (H) contract or group of related contracts with the same party (excluding purchase orders entered into in the ordinary course of business) that are either exclusive arrangements for the purchase or sale of products or services or for the purchase or sale of products or services under which the delivered balance of such products and services has a selling price in excess of $50,000;

         (I) contract that prohibits the Company from freely engaging in business anywhere in its franchise territory;

         (J) contract relating to the distribution, marketing or sales of the Company's products;

         (K) contract with any officer, director or shareholder, or other insider; or

         (L) other agreement material to the Company not entered into in the ordinary course of business.

         Those agreements, leases, contracts, commitments or other agreements set forth on Schedule 5.12 are referred to as "CONTRACTS."

         Except as disclosed in Schedule 5.12, the Company has performed in all material respects all obligations required to be performed by it and is not in material default under, or in material breach of nor in receipt of any claim of material default or breach under, any such Contract. No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance under any such Contract. To the knowledge of the Company, each of the Contracts is valid, in full force and effect, and enforceable in accordance with its terms, except to the extent that the same may be limited by laws concerning insolvency, bankruptcy, or similar laws or equitable principles affecting the enforcement of creditors' rights generally.

         5.13 GOOD TITLE AND ENCUMBRANCES. Except as set forth in Schedule 5.13(a), the Company has good and marketable title to, or valid and subsisting leasehold interests in, all of the Assets, free and clear of any and all Encumbrances. Schedule 5.13(b) sets forth a complete and accurate list of all equipment (including vehicles) that are used in the Business (the "EQUIPMENT").

         5.14     REAL ESTATE.

         (A) GENERAL. Except for the real estate listed on Schedule 5.14 (the "REAL ESTATE"), there is no real property owned or continuously occupied by the Company and used or connected with the Business.

         (B) UTILITY CONNECTIONS. To the Company's knowledge, all public utility connections serving the Business have been completed, installed, activated, and paid for and are in compliance with applicable codes, rules and regulations.

         (C) TAXES AND UTILITIES. To the Company's knowledge, no condition exists that would result in an increase in tax assessments covering the Real Estate or utility rates affecting the Real Estate or the Business.

         (D) ACCESS. To the Company's knowledge, the Company presently has the unencumbered right to use (and following the Transactions the Surviving Corporation will continue to have the unencumbered right to use) all accesses from the Real Estate to and from public thoroughfares, as such accesses are presently configured and utilized.

         (E) RIGHT TO OPERATE. To the Company's knowledge, the Company has the legal right to operate all parts of the Real Estate.

         (F) DISCLAIMER OF CERTAIN WARRANTIES. Merger Sub and Parent acknowledge that except as set forth in this Section 5.14 and except as to matters relating to title and Encumbrances, the condition of the Real Estate is warranted only AS IS - WHERE IS.

         5.15 NO LITIGATION. Except as set forth in Schedule 5.15, there is no governmental or private litigation, investigation, proceeding, claim, action, suit or audit of any kind whatsoever pending or, to the Company's knowledge, threatened against the Company, the Business, or any of the Assets. The Company has no knowledge or reason to believe that there is any private person, other entity, or governmental agency which has any basis for any cause of action that would cause the Company, the Business, the Surviving Corporation, Merger Sub or Parent to suffer any loss or liability not disclosed herein.

         5.16 COMPLIANCE WITH LAWS. To the Company's knowledge, neither the Company nor the Business is in violation of, or has received a notice of potential violation of, any applicable Law relating to or affecting the ownership of the Assets or the operation or conduct of the Business, including those relating to antitrust, trade regulation, licensing and protection of the health and safety of persons (whether or not employees).

         5.17 ANTITRUST MATTERS. The Company and the Business are, and throughout the applicable statutory period of limitations have been, in compliance with all Laws pertaining or relating in any way to the regulation of competition or trade among or between business entities, including but not limited to, Sections 1 and 2 of the Sherman Act, Section 3 of the Clayton Act, the Robinson-Patman Act, the Lanham Act, Section 5 of the Federal Trade Commission Act and applicable state antitrust and trade Laws. The Business has been conducted in full and complete compliance with any and all such Laws. To Company's knowledge, except as set forth on Schedule 5.17, there is, and has been, no grand jury or other federal or state investigation pending with regard to any antitrust matters involving the Company or the Business.

         5.18     EMPLOYEE MATTERS.

         (A) BENEFIT PLANS AND EMPLOYMENT AGREEMENTS. Schedule 5.18(a) sets forth a complete and accurate list and description of all employee benefit plans of any kind or nature and all agreements between the Company and any of its employees (or representatives thereof including any applicable union), consultants, officers and directors, and all other persons performing services for the Company, relating to their employment by, or performance of services for, the Company or their compensation therefor, other than oral employment agreements with employees terminable at will. Such plans and agreements include, without limitation, any deferred compensation agreements, change in control agreements, golden parachute agreements, profit-sharing plans and any bonus, option, share purchase or other similar plan. The Company is in compliance in all material respects with all its obligations under, and all applicable Laws relating to, such plans and agreements, and there are no pending or anticipated claims against the Company relating thereto.

         (B) LABOR RELATIONS. Except as disclosed on Schedule 5.18(b), subsequent to December 31, 1997, neither the Company nor the Business is, or has been, involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of its employees, nor does the Company have any notice or knowledge that any such unit or group has announced an intention to commence any organizational activities among the employees of the Business. Except as disclosed on Schedule 5.18(b), the Company has not been accused, notified or made aware of any pending unfair labor or employment practice or discriminatory act or omissions, nor is there any pending or threatened strike, work stoppage, or other labor dispute affecting the Company or the Business.

         (C) ERISA COMPLIANCE. Without limiting the generality of the foregoing, all plans of the Company subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") are in compliance with ERISA. Neither the Company nor any fiduciary as defined in Section 3(21) of ERISA has taken any action or failed to take any action which would result in any liability to the Surviving Corporation after the Closing Date with respect to any such plans or any welfare benefit plan within the meaning of Section 3(1) of ERISA maintained or contributed to by the Company.

         5.19 NO BROKERS OR FINDERS. With the exception of Glover Capital, Inc. (whose fee will be paid by the Consenting Shareholders in accordance with Section 15.17), neither the Company nor any Shareholder nor anyone acting on their behalf has had discussions or negotiated with, been represented by or employed any broker or finder or incurred any liability for any brokerage fees, commission or finder's fees to any Person in connection with this Agreement or any of the Transactions.

         5. 20 NO ENVIRONMENTAL REPRESENTATIONS. Notwithstanding anything to the contrary in this Agreement, the Articles of Merger or the other Transaction Documents, neither the Company nor any Consenting Shareholder makes any representation or gives any warranty to any person, including without limitation Merger Sub, the Surviving Corporation or Parent, with regard to compliance with any environmental law, statute, rule, regulation or ordinance, whether federal, state or local.

         5. 21 TERMINATION OF PARTICIPATION IN MID-ATLANTIC CANNERS ASSOCIATION, INC. The Company and the Consenting Shareholders have taken all action necessary to terminate the Company's participation in the Mid-Atlantic Canners Association, Inc. ("MACA") and to effect the repurchase by MACA of the shares in MACA held by the Company.

         5. 22 PAYMENT OF CERTAIN BONUSES. The Company has paid all bonuses set forth on Schedule 8.8(c) to the persons set forth therein, and the Company has made no other agreements, whether written or oral, to pay any bonuses in connection with the Transactions.

         5. 23 NO MATERIAL OMISSION. To the Company's knowledge, the representations and warranties in this Article V do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein not misleading.

                                   ARTICLE VI
             REPRESENTATIONS AND WARRANTIES REGARDING THE CONSENTING
                                  SHAREHOLDERS

         As a material inducement to Merger Sub and Parent entering into this Agreement and consummating the Transactions, each Consenting Shareholder, as to itself only, hereby makes the following representations and warranties to Merger Sub and Parent, each of which shall be continuing, shall be true at the date of execution hereof and on the Closing Date and shall survive the Closing Date as provided in Section 13.6 below.

         6.1 AUTHORITY AND BINDING EFFECT. Such Consenting Shareholder has full power and authority to execute each Transaction Document and consummate the Transactions. Upon execution and delivery, each Transaction Document shall be the legal, valid and binding obligation of such Consenting Shareholder, enforceable against such Consenting Shareholder in accordance with its terms except to the extent that the same may be limited by laws concerning insolvency, bankruptcy or similar laws or equitable principles affecting the enforcement of creditors' rights generally.

         6.2 NO VIOLATION OR CONFLICT. Except as set forth in Schedule 6.2, neither the execution and delivery of the Transaction Documents, the consummation by such Consenting Shareholder of the Transactions, nor the fulfillment and compliance with the terms and provisions hereof or thereof will
(i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any loan, note, bond, mortgage, lease, indenture, license, contract, agreement or other instrument or obligation to which such Consenting Shareholder is a party or by which any of such Consenting Shareholder's properties or assets are bound or (ii) violate any Law, judgment, decree, or other judicial or governmental restriction to which such Consenting Shareholder is subject.

         6.3 STOCK OWNERSHIP. Such Consenting Shareholder is the sole record and beneficial owner of all of the Company Common Shares on the Closing Date specified with respect to such Consenting Shareholder on Schedule 2.7(a), free and clear of all Encumbrances. Upon consummation of the Merger, such Consenting Shareholder will transfer good and marketable title to such Company Common Shares to the Surviving Corporation free and clear of all Encumbrances.

         6.4 TERMINATION OF SHAREHOLDERS AGREEMENT. The Shareholders Agreement referenced in Section 15.3 hereof shall have been terminated in accordance with its terms effective on the Closing Date, shall have no further force or effect as of the Closing Date and shall not impair the intent or purposes of the Transactions.

         6.5 SATISFACTION OF AGREEMENT WITH JOHN MINOR. All obligations of the Company or the Consenting Shareholders to John Minor resulting from or related to the Transactions and Mr. Minor's agreements with the Company or the Consenting Shareholders have been satisfied.


                                   ARTICLE VII
                   MERGER SUB'S REPRESENTATIONS AND WARRANTIES

         As a material inducement to the Company and the Consenting Shareholders entering into this Agreement and consummating the Transactions, Merger Sub hereby makes the following representations and warranties to the Company and each Consenting Shareholder, each of which shall be continuing, shall be true at the date of execution hereof and on the Closing Date with the same force and effect as if made on the Closing Date and shall survive the Closing Date as provided in Section 13.6 below:

         7.1 FORMATION, GOOD STANDING AND POWER. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia with full power and authority to execute this Agreement and consummate the Transactions. True and correct copies of resolutions of the Board of Directors and sole shareholder of Merger Sub authorizing Merger Sub to execute this Agreement and consummate the transactions contemplated hereby, properly certified by the Secretary of Merger Sub are attached hereto as Exhibit
D. Upon execution, each Transaction Document shall be the valid, legal and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except to the extent that the same may be limited by laws concerning insolvency, bankruptcy, or similar laws or equitable principles affecting the enforcement of creditors' rights generally.

         7.2 NO VIOLATION OR CONFLICT. Neither the execution and delivery of the Transaction Documents, the consummation by the Merger Sub of the Transactions, nor the fulfillment and compliance with the terms and provisions hereof or thereof will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any loan, note, bond, mortgage, lease, indenture, license, contract, agreement or other instrument or obligation to which the Merger Sub is a party or by which any of its properties or assets are bound, (ii) conflict with any provision of the Merger Sub's Charter Documents, Bylaws, or other corporate agreement binding on the Merger Sub or (iii) violate any judgment, order, decree, Law or judicial or governmental restriction to which the Merger Sub is subject or otherwise constitute an ultra vires act.

         7.3 NO LITIGATION. There is no governmental or private litigation, investigation, proceeding, claim, suit or audit of any kind whatsoever pending nor, to Merger Sub's knowledge, is there any basis for such litigation or claim, whether by private person, other entity, or governmental agency, where such litigation or claim would adversely affect the Transactions.

         7.4 NO BROKERS OR FINDERS. Neither Merger Sub nor anyone acting on its behalf has had discussions or negotiated with, been represented by or employed any broker or finder, or done anything to cause or incur any liability to any Person for any broker's or finder's fees or the like in connection with this Agreement or any of the Transactions.

         7.5 FINANCIAL ABILITY. Merger Sub has the financial ability to consummate the Transactions.

         7.6 ACKNOWLEDGEMENT REGARDING CONDITION OF CERTAIN ASSETS. Merger Sub and Parent hereby acknowledge that, except as otherwise provided herein, the physical condition of all tangible assets of the Company, including without limitation the plant, property, Inventory and Equipment, are warranted only AS-IS WHERE-IS.

         7.7 ACKNOWLEDGEMENT REGARDING LOCATION OF CERTAIN ASSETS. Merger Sub and Parent acknowledge that although vending equipment, cold drink equipment, merchandising items and comparable assets may be listed in the books and records of Company, the physical location, and therefore the existence, of such assets may not be determinable. Merger Sub and Parent acknowledge that the failure by Merger Sub, Surviving Corporation or Parent to locate or determine the existence of such assets will not provide the basis of, or result in, an Indemnity Claim (as defined in Section 13.4(a)) against Company or the Shareholders.

                                  ARTICLE VIII
              COVENANTS OF THE COMPANY AND CONSENTING SHAREHOLDERS
              ----------------------------------------------------

         The Company and the Consenting Shareholders, as applicable, covenant and agree with Merger Sub as follows:

         8.1. CONDUCT OF BUSINESS . From the date hereof through and including the Closing Date, the Company agrees, and the Consenting Shareholders agree to cause the Company to act as follows:

         (A) the Company shall operate the Business diligently and only in the usual, ordinary and customary manner as a going business concern and use its commercially reasonable efforts to preserve its present business organization intact so as to keep available the services of its present employees and agents, and to preserve its present business relationship with customers, suppliers and others having business dealings with the Company;

         (B) the Company shall maintain its books, records and accounts in the usual manner on a basis consistent with prior periods utilizing historical accounting practices;

         (C) the Company shall duly comply with all Laws relevant to the conduct of the Business;

         (D) the Company shall not enter into any contract, commitment, lease or sublease relating to or affecting the Business, other than in the ordinary course of business, without the prior written approval of Merger Sub;

         (E) the Company shall maintain insurance upon the Assets consistent with past practice, and, unless Merger Sub elects to terminate this Agreement pursuant to Article XII, the Company shall transfer and convey to Merger Sub all amounts received under such insurance for an insured loss, such amounts to be included in the Assets and treated as current assets if the Asset it replaces was a current asset;

         (F) the Company shall take all action reasonably necessary to maintain the utility services being provided to the Real Estate;

         (G) except in the ordinary course of business, the Company will not create or assume any Encumbrance of any kind (including vendor's rights under conditional sales agreements or other title retention agreements) upon the Assets, whether owned or hereafter acquired without the prior written approval of Merger Sub;

         (H) except as set forth on Schedule 8.8(a), Schedule 8.8(b) and
Schedule 8.8(c) or otherwise in the ordinary course of business, the Company shall not sell, remove or otherwise dispose of any of the Assets without the prior written approval of Merger Sub; and

         (I) except as set forth on Schedule 8.8(a), Schedule 8.8(b) and
Schedule 8.8(c) or otherwise in the ordinary course of business, the Company shall not make any distribution of its Assets to any of its shareholders or otherwise without prior written approval of Merger Sub.

         8.2 ACCESS TO PROPERTIES AND RECORDS; DISCOVERED BREACHES. From the date hereof through and including the Closing Date, the Company shall give to Merger Sub and its financial advisors, counsel, accountants, lenders and other representatives, during normal business hours, access to all properties, books, contracts, documents and records with respect to the Company's business and affairs as Merger Sub may request to conduct due diligence and as shall be necessary to effectuate full disclosure to Merger Sub of all facts affecting the financial condition, business operations and Assets of the Business that a reasonably prudent business person knowledgeable in transactions of this nature would consider to be material. No investigation by

Merger Sub shall, however, diminish or limit in any way the representations or warranties of the Company and the Consenting Shareholders as set forth in
Article V and Article VI hereof; provided, that in the event prior to the Closing, Merger Sub or Parent becomes aware of a breach or potential breach by the Company or the Consenting Shareholders of a representation, warranty, covenant or other obligation or duty arising from this Agreement, the Transactions or other Transaction Documents (a "DISCOVERED BREACH"), Merger Sub or Parent shall give notice to Company and Shareholders' Representative of all facts then known to Merger Sub or Parent relating to such Discovered Breach and provide the Company or Shareholders' Representative the period until the Pre-Closing Date to cure such Discovered Breach. If the Discovered Breach is a material breach of which the Company had no prior knowledge, the Company may at its option, elect to terminate the Agreement prior to the Pre-Closing Date pursuant to Section 12.1(e) at no cost to the Company or Shareholders; provided, however, that if the Company so elects, Merger Sub shall have the option to waive such breach, in which event the Company shall not be permitted to terminate this Agreement and the Agreement shall continue to operate in accordance with its terms with the exception that Merger Sub, Parent and the Surviving Corporation shall be precluded from making any Indemnity Claims for Losses arising from such breach.

         8.3 REFRAIN FROM NEGOTIATIONS WITH OTHERS. From the date hereof through and including the Closing Date, the Company, the Consenting Shareholders and their respective agents shall negotiate and deal exclusively with Merger Sub and its agents in connection with the Transactions, and the Company and the Consenting Shareholders shall not entertain, solicit or consider any other offers from a third party for the acquisition of any of the stock or assets of the Company.

         8.4 NONDISCLOSURE OF PROPRIETARY INFORMATION. All proprietary and Confidential Information of Merger Sub or Parent made available to the Company or the Consenting Shareholders shall remain the property of Merger Sub or Parent, as applicable. Prior to the Closing Date (and also in the event there is no Closing), the Consenting Shareholders and the Company shall restrict their use of any and all information received from Merger Sub or Parent for the purposes specified herein and to prepare the filings and take such actions as are required by applicable Law, including but not limited to the provisions of the HSR Act.

         8.5      NONDISCLOSURE OF TERMS.
                  -----------------------

         (A) Prior to the Closing Date, the Company and the Consenting Shareholders shall not, without the prior written approval of the Merger Sub or Parent, disclose the Merger Consideration or any other economic terms of this Agreement or the Transactions to any third party, other than as required by Law, including but not limited to the Securities Act of 1933, other state or federal securities Law or in connection with compliance with the HSR Act.

         (B) In the event that Company or the Consenting Shareholders are ordered to make a disclosure by virtue of a subpoena, civil investigative or discovery demand, criminal investigative demand or similar order lawfully issued by a court of competent jurisdiction, then the Company or Consenting Shareholders shall promptly notify the Merger Sub or the Surviving

Corporation and cooperate with Merger Sub or the Surviving Corporation to quash or otherwise limit the scope of such disclosure.

         (C) The Company and the Consenting Shareholders acknowledge that since Parent is a publicly traded company they will not at any time (including after the Closing Date) issue any press release or make any announcement relating to the subject matter of this Agreement or the Transactions without the prior written approval of Parent or the Surviving Corporation. The Company and the Consenting Shareholders shall at all times, including after the Closing Date, and shall cause their respective agents and representatives to, keep the terms and conditions of this Agreement confidential unless otherwise approved by Parent or Merger Sub in writing.

         8.6 NO CHANGE TO GOVERNING DOCUMENTS. Prior to the Closing Date, the Company shall not amend its Articles of Incorporation or Bylaws.

         8.7 SETTLEMENT OF RELATED PARTY TRANSACTIONS. Prior to the Closing Date, all obligations owed to the Company by any Consenting Shareholder, employee, Affiliate or other related party of the Company shall be settled in full either in cash or in such other manner acceptable to Merger Sub, such that there are no Assets reflected on the Audited Closing Date Balance Sheet that arise out of or are related to amounts owed to the Company by any such Person.

         8.8 DISTRIBUTION OF CERTAIN ASSETS AND PAYMENTS. Prior to the Closing Date, the Company will have duly authorized and made distributions or payments of the following:

                  (A) certain Memorabilia of the Company to the shareholders as set forth in Schedule 8.8(a), the aggregate fair market value of such memorabilia together with the vehicles set forth on Schedule 8.8(b) not exceeding Two Hundred Fifty Thousand Dollars ($250,000);

                  (B) certain vehicles and other assets of the Company as set forth in Schedule 8.8(b);

                  (C)      certain bonuses and other payments as set forth in
         Schedule 8.8(c); and

                  (D) the life insurance policy set forth on Schedule 8.8(d) or an annuitized product thereof.

         8.9 SATISFACTION OF CLOSING CONDITIONS. The Company and each of the Consenting Shareholders shall each use their commercially reasonable efforts to satisfy the conditions precedent in Article X by the Closing Date and in any event by the date set forth in Section 12.1(c).

                                   ARTICLE IX
                       COVENANTS OF MERGER SUB AND PARENT
                       ----------------------------------

         Merger Sub hereby covenants and agrees with the Company as follows:

         9.1 MEDICAL INSURANCE. The Surviving Corporation shall provide family medical insurance benefits for George M. Lupton, Jr. and his wife, Leland B. Lupton, for the period beginning on the Closing Date and ending for each of Mr. and Mrs. Lupton, respectively, on the date that each reaches age 65. Mr. and Mrs. Lupton have been provided with a detailed copy of Parent's Retiree Health Care Insurance plan (the "INSURANCE PLAN") and will be covered by such Insurance Plan from and after the Closing Date, subject to and in accordance with the terms and conditions of such Insurance Plan. Mr. and Mrs. Lupton will not be responsible for payment of premiums under the Insurance Plan. The completed election form is as set forth on Schedule 9.1.

         9.2 NONDISCLOSURE OF PROPRIETARY INFORMATION. All proprietary and Confidential Information of the Company made available to Merger Sub shall remain the property of the Company prior to the Closing Date. Prior to the Closing Date (and also in the event there is no Closing), Merger Sub shall restrict its use of any and all information received from the Company for the purposes specified herein and to prepare the filings and take such actions as are required by applicable Law, including but not limited to the provisions of the HSR Act.

         9.3 NONDISCLOSURE OF TERMS. Prior to the Closing Date, Merger Sub shall not, without the prior written approval of the Company, disclose the Merger Consideration or any other economic terms of this Agreement or the transactions contemplated hereby to any third party, other than as required by Law, including but not limited to the Securities Act of 1933, other state or federal securities Law or in connection with compliance with the HSR Act. Prior to the Closing Date, in the event that Merger Sub is ordered to make a disclosure by virtue of a subpoena, civil investigative or discovery demand, criminal investigative demand or similar order lawfully issued by a court of competent jurisdiction, then Merger Sub shall promptly notify the Company and cooperate with the Company to quash or otherwise limit the scope of such disclosure.

         9.4 RECORDS RETENTION. Merger Sub covenants that from the Closing Date through the first anniversary of the Closing Date, Merger Sub and the Surviving Corporation shall not intentionally destroy or discard the financial, business and other records of the Company, and shall allow the Consenting Shareholders to have access to said records upon reasonable notice and during normal business hours in Lynchburg, Virginia. If after the first anniversary of the Closing Date, the Surviving Corporation desires to destroy or discard such records, it shall give written notice to the Shareholders' Representative to such effect, and the Shareholders' Representative shall have the option for thirty (30) days following the date of such notice to give written notice that the Consenting Shareholders desire to take possession of such records.

         9.5 SATISFACTION OF CLOSING CONDITIONS. Merger Sub and Parent shall each use commercially reasonable efforts to satisfy the conditions precedent in
Article XI by the Closing Date and in any event by the date set forth in Section 12.1(c).

         9.6 SATISFACTION OF LEASE AND TRANSFER OF VEHICLE. On the first business day after the Effective Time, the Surviving Corporation shall satisfy in full the lease obligation then outstanding on the 1998 Cadillac Seville automobile currently in the possession of George M. Lupton, Jr., and then without further consideration, immediately transfer ownership of that vehicle to Mr. George M. Lupton, Jr., free and clear of any and all lease or financing obligations or any Encumbrances, as compensation income from the Surviving Corporation.

         9.7 RETURN OF THE COMPANY'S DISTRIBUTIONS AND PATRONAGE DIVIDENDS TO THE SHAREHOLDERS' REPRESENTATIVE. The Surviving Corporation shall use its commercially reasonable efforts to pursue payment or credit of any patronage dividends or distributions related to the repurchase by MACA of shares of MACA owned by the Company. Promptly upon receipt after the Closing Date of any patronage dividends or distributions related to the repurchase by MACA of shares of MACA owned by the Company, the Surviving Corporation shall pay an amount equal to the funds or credit so received (net of any taxes due on such receipts) to the Shareholders' Representative following such receipt for the benefit of all holders of Company Common Shares. No amounts for such patronage distributions or dividends shall be accrued or reflected on the Audited Closing Date Balance Sheet or taken into account in computing Net Working Capital.

                                    ARTICLE X

                    CONDITIONS PRECEDENT TO MERGER SUB'S AND
                    ----------------------------------------
                          PARENT'S OBLIGATIONS TO CLOSE
                          -----------------------------

         The obligations of Merger Sub and Parent to complete the Closing are subject to the satisfaction on or before the Closing Date (unless otherwise expressly provided) of each of the following conditions precedent.

         10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Consenting Shareholders set forth in
Article V and of the Consenting Shareholders set forth in Article VI shall have been true and correct in all material respects on the date made and shall be true and correct on the Closing Date, with the same force and effect as if made on the Closing Date. Merger Sub shall have received a certificate to that effect signed by an officer of the Company.

         10.2 PERFORMANCE OF COVENANTS. The Company and the Consenting Shareholders shall have performed and complied with all the covenants, obligations, and conditions required to be performed or complied with by the Company or the Consenting Shareholders on or before the Closing Date pursuant to this Agreement. Merger Sub shall have received a certificate to that effect signed by an officer of the Company.

         10.3 CERTIFIED COPY OF AUTHORIZING RESOLUTIONS. Merger Sub shall have received a copy of the Company's Board of Directors and shareholder resolutions approving the Transactions, duly certified by the Secretary of the Company.

         10.4 NO IMPAIRMENT TO ASSETS. None of the Assets or the Business shall have been adversely impaired (whether by fire, accident, act of war, casualty, labor disturbance, legislation, regulation, or any other adverse circumstance) to the extent that, in Merger Sub's reasonable opinion, such impairment would render it substantially unable to conduct the Business on the Closing Date.

         10.5 LICENSES AND PERMITS NECESSARY FOR MERGER SUB TO CONDUCT BUSINESS. Merger Sub shall have received all licenses and permits necessary for it to conduct its business and affairs utilizing the Assets subsequent to the Closing; provided, that Merger Sub shall use reasonable commercial efforts to obtain such licenses and permits.

         10.6 OPINION OF COMPANY'S COUNSEL. Merger Sub shall have received the opinion of the Company's counsel, Edmunds & Williams, P.C. substantially in the form attached hereto as Exhibit E.

         10.7 NO LITIGATION. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction, or before any arbitrator, wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent the consummation of any of the Transactions or (ii) cause any of the Transactions to be rescinded following consummation.

         10.8 LEGALITY. No Law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the Transactions illegal or otherwise prohibiting the consummation of the Transactions.

         10.9 CONSENTS. Merger Sub shall have received all consents of any non-governmental third party or governmental authority that are required to be obtained in connection with the Transactions (including such consents as are set forth on Schedule 5.4 and such consents as are required to continue in force the franchise agreements with The Coca-Cola Company referenced in Section 5.3 hereof); provided, that the consent of any soft drink franchisor other than The Coca-Cola Company shall not be deemed a required consent.

         10.10 CERTIFICATES OF GOOD STANDING. Merger Sub shall have received from the Company a certificate of existence and good standing of the Company from the office of the Clerk of the State Corporation Commission of Virginia dated not earlier than ten (10) days prior to the Closing Date and certificates of existence and good standing from any state where the Company is qualified to do business as a foreign corporation.

         10.11 COMPLIANCE WITH THE HSR ACT. All required consents under the HSR Act shall have been obtained and all applicable waiting periods thereunder shall have expired or otherwise been terminated.

         10.12 RESIGNATIONS. Merger Sub shall have received resignations of all of the officers and directors of the Company, together with a release from such Persons of all claims other than with respect to the Transactions against the Company and the Surviving Corporation, and Merger Sub shall have received the resignations of any Consenting Shareholders that are employees of the Company, except as otherwise provided on Schedule 10.12.

         10.13 CONSENTING SHAREHOLDERS APPROVAL AND TENDER OF SHARES. This Agreement and the Transactions shall have been approved by shareholders of the Company owning no less than eighty percent (80%) of the outstanding Company Common Shares, and such shareholders shall be Consenting Shareholders, at or prior to the Pre-Closing Date. Each such Consenting Shareholder shall have delivered certificates representing all of the Company Common Shares owned by such Consenting Shareholder, duly endorsed for transfer to the Surviving Corporation or accompanied by other appropriate surrender documentation on or before the Pre-Closing Date.

         10.14 TERMINATION OF EMPLOYMENT LETTER WITH WILLIAM C. SAMPSON. The employment letter agreement dated August 5, 1986, and accepted and agreed to as of August 11, 1986, between the Company and William C. Sampson shall have been terminated, with the Company having no residual liability or obligation with respect to the same.

         10.15 NON-COMPETITION AGREEMENT. Merger Sub and George M. Lupton, Jr. shall have entered into a non-competition agreement substantially in the form attached hereto as Exhibit F (the "NON-COMPETITION Agreement").

         10.16 TERMINATION DEFERRED COMPENSATION PLAN. The deferred compensation plan dated October 1, 1991 referenced on Schedule 5.18(a) shall have been terminated on or before the Pre-Closing Date, and the Audited Closing Date Balance Sheet shall not reflect or account for any assets or liabilities related to such plan.

         10.17 OTHER TRANSACTION DOCUMENTS. The other Parties shall have tendered executed copies of the respective Transaction Documents to which they are an intended party.

                                   ARTICLE XI

             CONDITIONS PRECEDENT TO THE COMPANY'S AND SHAREHOLDERS'
             -------------------------------------------------------
                              OBLIGATIONS TO CLOSE
                              --------------------

         The obligations of the Company and the Consenting Shareholders to complete the Closing are subject to the satisfaction on or before the Closing Date of each of the following conditions precedent.

         11.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Merger Sub set forth in Article VII shall have been true and correct in all material respects on the date made, and shall be true and correct on the Closing Date, with the same force and effect as if made on the Closing Date. The Company shall have received a certificate to that effect signed by a duly authorized officer of Merger Sub.

         11.2 PERFORMANCE OF COVENANTS. Merger Sub shall have performed and complied with all covenants, obligations and conditions required to be performed or complied with by Merger Sub on or before the Closing Date pursuant to this Agreement. The Company shall have received a certificate to that effect signed by a duly authorized officer of Merger Sub.

         11.3 OPINION OF MERGER SUB'S COUNSEL. The Company shall have received an opinion of Kennedy Covington Lobdell & Hickman, L.L.P., counsel to Merger Sub and Parent, substantially in the form attached hereto as Exhibit G.

         11.4 NO LITIGATION. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction, or before any arbitrator, wherein an unfavorable injunction, order, decree, ruling or charge would (i) prevent the consummation of any of the Transactions or (ii) cause any of the Transactions to be rescinded following consummation.

         11.5 LEGALITY. No Law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the Transactions illegal or otherwise prohibiting the consummation of the Transactions.

         11.6 CERTIFICATES OF GOOD STANDING. The Company shall have received from Merger Sub a certificate of existence from the office of the Clerk of the State Corporation Commission of Virginia certifying the existence and good standing of Merger Sub in the Commonwealth of Virginia, and a certificate of good standing from the office of the Clerk of the State Corporation Commission of Virginia dated not earlier than ten (10) days prior to the Closing Date.

         11.7 COMPLIANCE WITH THE HSR ACT. All required consents under the HSR Act shall have been obtained and all applicable waiting periods thereunder shall have expired or otherwise been terminated.

         11.8 CERTIFIED COPY OF AUTHORIZING RESOLUTIONS. The Company shall have received a copy of Merger Sub's Board of Directors and shareholder resolutions approving the Transactions, duly certified by the Secretary of Merger Sub.

         11.9 NON-COMPETITION AGREEMENT. Merger Sub and George M. Lupton, Jr. shall have entered into the Non-Competition Agreement.

         11.10 INITIAL MERGER CONSIDERATION. Merger Sub shall deliver the Initial Merger Consideration in accordance with Section 2.7(d).

         11.11 OTHER TRANSACTION DOCUMENTS. The other Parties shall have tendered executed copies of the respective Transaction Documents to which they are an intended party.

                                   ARTICLE XII
                                   TERMINATION
                                   -----------

         12.1 CONDITIONS OF TERMINATION. The obligations of the Parties with respect to the Closing shall terminate:

         (A) at the written election of Merger Sub or Parent, at or prior to the Closing Date, if any of the conditions precedent set forth in Article X have not been fulfilled as required, or if any other circumstance shall have occurred entitling Merger Sub or Parent to terminate this Agreement pursuant to the terms hereof;

         (B) at the written election of the Company, at or prior to the Closing Date, if any of the conditions precedent set forth in Article XI have not been fulfilled as required, or if any other circumstance shall have occurred entitling the Company to terminate this Agreement pursuant to the terms hereof;

         (C) at the written election of the Company, Merger Sub or Parent, if the Closing shall not have occurred by November 30, 1999, for any reason other than delay or non performance of the Party seeking such termination;

         (D) at the mutual agreement of Company and Merger Sub; or

         (E) at the written election of the Company as provided in, and subject to the terms of, Section 8.2 hereof.

         12.2 EFFECT OF TERMINATION. In the event of termination in accordance with Section 12.1, (i) this Agreement shall terminate, except as otherwise provided herein, (ii) no Party shall have further liability to any other Party because of the failure to consummate the Transactions, (iii) the provisions of Sections 8.4, 8.5, 9.2 and 9.3 shall survive termination of this Agreement and
(iv) each party shall pay its own costs and expenses incurred by it in connection with this Agreement and the Transactions.

                                  ARTICLE XIII
                                 INDEMNIFICATION
                                 ---------------

         13.1 INDEMNIFICATION BY THE COMPANY AND SHAREHOLDERS. Subject to the procedures and limitations set forth in this Article XIII:

         (A) the Company and the Shareholders, jointly and severally, hereby agree that they will indemnify and save harmless (subject to the limitations of Section 13.2(b) below) Merger Sub, the Surviving Corporation and Parent from and against any and all Economic Loss (as defined in Section 13.5) incurred by Merger Sub, the Surviving Corporation or Parent arising after the Closing out of
(i) the falsity or incorrectness of any representation or warranty made by the Company or any Consenting Shareholder in Article V or (ii) a breach by the Company or any Consenting Shareholder of any covenant, agreement or obligation of the Company or any Consenting Shareholder under this Agreement or under any Transaction Document; and

         (B) each Consenting Shareholder, severally, hereby agrees that he, she or it will indemnify and save harmless Merger Sub, the Surviving Corporation and Parent from and against any and all Economic Loss incurred by Merger Sub, the Surviving Corporation or Parent arising after the Closing Date out of any falsity or incorrectness of any representation or warranty made by such Consenting Shareholder in Article VI.

         13.2     INDEMNITY CLAIMS BY MERGER SUB, THE SURVIVING CORPORATION OR
PARENT.

         (A) DEDUCTIBLE LOSSES. The Consenting Shareholders and the Company, collectively, shall not have any liability for any Economic Loss arising out of the matters referenced in Section 13.1(a) above, otherwise indemnifiable hereunder pursuant to Section 13.1, to the extent of the first Economic Losses which aggregate, on a cumulative basis, Two Hundred Fifty Thousand Dollars ($250,000). No such deductible shall apply to any Economic Loss arising out of the matters referenced in Section 13.1(b) above.

         (B) LIMITATION ON AMOUNT. Unless an Indemnity Claim is attributable to fraud or intentional misrepresentation by the Company or any Consenting Shareholder, neither any Consenting Shareholder nor the Company shall have any liability to Merger Sub, the Surviving Corporation or Parent (collectively) for any Economic Loss arising out of matters referenced in Section 13.1(a), on a cumulative aggregate basis, in excess of the amount represented by the sum of
(i) the initial amount of the Escrow Funds and (ii) any additional Escrow Funds received, nor shall any Consenting Shareholder have any liability to Merger Sub, the Surviving Corporation or Parent (collectively), for any Economic Loss arising out of matters referenced in Section 13.1(b), on a cumulative aggregate basis, in excess of the portion of the Merger Consideration allocated, distributed or paid to or for the benefit of that Consenting Shareholder.

         (C) RECOVERY FROM ESCROW FUNDS. Merger Sub, the Surviving Corporation or Parent may recover from the Escrow Funds for any Economic Loss arising out of matters referenced in Section 13.1(a) and on a proportionate basis for claims arising out of matters referenced in Section 13.1(b), with the principal of the Promissory Note being adjusted accordingly. The procedures of this Article XIII are not applicable to claims against the Escrow Funds set forth in Section 3.4, which provision shall govern in accordance with its terms.

         (D) EXCLUSIVE REMEDY. Except as otherwise provided herein, the remedies provided in this Article XIII shall be the exclusive remedy of Merger Sub, the Surviving Corporation and Parent against the Company or the Consenting Shareholders for all matters arising from or out of the Transactions.

         13.3 INDEMNIFICATION BY MERGER SUB, THE SURVIVING CORPORATION AND PARENT. After the Closing, Merger Sub, the Surviving Corporation and Parent agree that they will indemnify and save harmless each Consenting Shareholder from and against any and all Economic Loss (as defined below) incurred by such Consenting Shareholder arising out of Merger Sub's, the Surviving Corporation's or Parent's breach of any of their respective representations, warranties, covenants and agreements in this Agreement or in any document delivered by Merger Sub, the Surviving Corporation or Parent to the Company or such Consenting Shareholder hereunder.

         13.4     CLAIM PROCEDURE.
                  ----------------

         (A) NOTICE OF CLAIM. If any matter arises that constitutes or may give rise to an Economic Loss subject to indemnification as provided herein (an "INDEMNITY CLAIM"), the Person that desires to seek indemnification under any part of this Article XIII (each, an

"INDEMNIFIED PARTY") shall give prompt notice (a "NOTICE OF CLAIM") to each Party responsible or alleged to be responsible for indemnification hereunder (an "INDEMNITOR"). In the case of a claim made by Merger Sub, the Surviving Corporation or Parent (i) pursuant to Section 13.1(a), such notice shall be given to the Shareholders' Representative or (ii) pursuant to Section 13.1(b), such notice shall be given to the appropriate Consenting Shareholder. The Indemnified Party shall give continuing notice promptly thereafter as to developments coming to the Indemnified Party's attention materially affecting any matter relating to such Indemnity Claim. Each Indemnitor to which a Notice of Claim is given shall respond to any Indemnified Party that has given a Notice of Claim (a "CLAIM RESPONSE") within forty five (45) Business Days (the "RESPONSE PERIOD") after the date that the Notice of Claim is given. Any Notice of Claim or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Notice of Claim. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the Indemnity Claim described in the related Notice of Claim. Nothing herein shall be deemed to prevent a Party from making a claim for indemnification hereunder for potential or contingent claims or demands provided the Notice of Claim sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the notifying party has reasonable grounds to believe that such a claim or demand may be made.

         (B) DISPUTED INDEMNITY CLAIMS. If there shall be a dispute as to the amount or manner of indemnification under this Article XIII, the Indemnified Party may pursue whatever equitable and legal remedies are available for recovery of Economic Losses from any Indemnitor.

         (C) PAYMENT. If Merger Sub, the Surviving Corporation or Parent shall be the Indemnified Party entitled to be indemnified, it shall first obtain payment of the related Economic Loss from the Escrow Funds (with corresponding reduction to the principal amount of the Promissory Note) and thereafter shall seek indemnification directly from the Shareholders to the extent provided herein, subject to the limitations of Section 13.2(b).

         (D) THIRD PARTY CLAIMS. If any Indemnity Claim is based upon any claim, demand, suit or action of any third party against an Indemnified Party (a "THIRD PARTY CLAIM"), then the Indemnified Person shall undertake to defend such Third Party Claim itself and shall conduct such defense as would a reasonable and prudent person to whom no indemnity were available, with the costs and expenses of such defense being included in the Economic Loss.

         13.5 ECONOMIC LOSS DEFINED. As used in this Agreement, the term "ECONOMIC LOSS" means the amount of any loss, liability, damage, cost or expense (but excluding any loss, liability, claim or damage to the extent the Indemnified Party's actions proximately caused such loss, liability, claim or damage) incurred by the Indemnified Party (including costs of investigation and defense and reasonable attorneys' fees but excluding any consequential damages unless arising in connection with a claim by a third party), proximately caused by or in connection with: (a) any breach of any representation or warranty made by the Indemnitor in this Agreement; (b) any breach by the Indemnitor of any covenant or obligation of the Indemnitor in this Agreement; or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with the Indemnitor (or any person acting on their behalf) in connection with any of the Transactions.

         13.6     TIME LIMITATIONS; SURVIVAL.
                  ---------------------------

         (A) TIME LIMIT. No Party shall have any liability for any Economic Loss otherwise indemnifiable hereunder with respect to which a Notice of Claim has not been given in accordance with Section 13.4(a) prior to the first anniversary of the Closing Date with respect to claims arising out of matters referenced in
Section 13.1(a) or 13.3. Notices of Claim with respect to claims arising out of matters referenced in Section 13.1(b) may be made without time limitation.

         (B) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and agreements of each Party made in this Agreement or in any Transaction Document shall survive the Closing to the extent, but only to the extent, of the liability of that Party for indemnity with respect thereto as provided for in this Article XIII.


                                   ARTICLE XIV
                                    GUARANTY
                                    --------

         In order to induce the Company to enter into this Agreement, Parent hereby unconditionally guarantees the full and prompt payment and performance of all obligations of Merger Sub under this Agreement, as Parent's own debt and obligation. Parent hereby waives any right to require the Company to take any action against Merger Sub prior to enforcing this guaranty against Parent. Parent agrees that the Company may grant one or more extensions to fulfill such obligations or release or reach a compromise with any Person liable for such obligations without giving Parent notice or without obtaining Parent's consent. This guaranty is absolute, unconditional, continuing, primary and irrevocable under any and all circumstances and shall not be released, in whole or in part, by any action or thing that might, but for this provision, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission, action or failure to act by the Company (whether or not Parent's risk is varied or increased or its rights or remedies are affected thereby), or by reason of any further dealings between the Company and Merger Sub, and Parent hereby expressly waives and surrenders any defense to its liability hereunder based upon, and shall be deemed to have consented to, the foregoing. This guaranty is a guaranty of payment and performance, not merely of collection. This guaranty is subject to Parent's right to assert any defense that could be asserted by Merger Sub. Under no circumstances shall Parent's liability to the Company exceed the liability of Merger Sub to the Company hereunder; provided, that the discharge in bankruptcy of Merger Sub shall not act to discharge Parent's obligations hereunder.

                                   ARTICLE XV
                                  MISCELLANEOUS
                                  -------------

         15.1     SHAREHOLDERS' REPRESENTATIVE.
                  -----------------------------

         (A) APPOINTMENT OF SHAREHOLDERS' REPRESENTATIVE AND CLAIM PROCESSING. The Consenting Shareholders hereby appoint George M. Lupton, Jr. and Mr. Lupton hereby accepts such appointment, as the Shareholders' Representative for the purpose of doing or refraining from doing all such acts and things, and to execute all such documents, as the Shareholders' Representative shall deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement, including the following specific powers:

                  (i) to receive, hold and deliver to Merger Sub the certificates evidencing the shares of Company Common Stock held by Consenting Shareholders accompanied by executed stock powers, signature guarantees, Transmittal Letter and Joinders and any other documents relating thereto on behalf of the Consenting Shareholders, including the power to endorse and present any such certificate or stock power on behalf of the Consenting Shareholders;

                  (ii) to receive, receipt for and allocate to the Consenting Shareholders all payments made by Merger Sub pursuant to this Agreement and other funds payable to, for or on behalf of the Consenting Shareholders and establish an expense account in which to deposit all payments received and from which to pay transaction costs;

                  (iii) to incur expenses of sale (including broker fees and fees of attorneys and accountants) incurred pursuant to the Merger and any other fees and expenses allocable or in any way relating to this transaction, the preparation of the Audited Closing Date Balance Sheet or any indemnification proceedings pursuant to Article XIII and retain in the expense account $1,500,000.00 (the "Expense Fund") from payments received from Merger Sub and from which Shareholders' Representative may pay such expenses;

                  (iv) to contest Indemnity Claims by Merger Sub, Surviving Corporation or Parent when considered appropriate by the Shareholders' Representative;

                  (v) to represent the Consenting Shareholders with regard to all matters related to the Escrow Funds;

                  (vi) to administer procedures relating to the Promissory Note;

                  (vii) to review the Audited Closing Date Balance Sheet pursuant to Section 3.5, and if deemed appropriate by the Shareholders' Representative, disagree pursuant to Section 3.6, with the Closing Date Balance Sheet;

                  (viii) to pay from or reduce any funds received on behalf of the Consenting Shareholders prior to their distribution, his, her or its pro rata portion of the expenses arising from or related to any of the transactions contemplated by this Agreement;

                  (ix) to amend this Agreement and to do or refrain from doing any and all things and execute any and all agreements as the Shareholders' Representative shall consider necessary or appropriate.

         (B) NOTICE. Merger Sub, the Surviving Corporation or Parent shall give notice under Section 13.4(a) of any Indemnity Claims against the Consenting Shareholders or the Company pursuant to Section 13.1(a) (or for matters referenced in Section 3.5) to the Shareholders' Representative, and only the Shareholders' Representative shall be empowered following such notice to respond to or take any other action on behalf of the Consenting Shareholders with respect to the Indemnity Claim or the review of the Audited Closing Date Balance Sheet (pursuant to Section 3.5). The Consenting Shareholders shall be bound by any and all actions taken by the Shareholders' Representative on their behalf in accordance with this Agreement.

         (C) RELIANCE. With respect to matters arising out of Section 13.1(a) and arising out of or related to Section 3.5, each of Merger Sub, the Surviving Corporation and Parent shall be entitled to rely exclusively upon any communications or writings given or executed by the Shareholders' Representative and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by the Shareholders' Representative, and each of Merger Sub, the Surviving Corporation and Parent shall be entitled to disregard any notices or communications with respect to such matters given or made by the Consenting Shareholders unless given or made through the Shareholders' Representative. With respect to matters arising out of Section 13.1(b), Shareholders' Representative will provide reasonable assistance to Merger Sub, the Surviving Corporation and Parent in contacting the Consenting Shareholders. After contact with the appropriate Consenting Shareholder has been established by Merger Sub, the Surviving Corporation or Parent, further communications shall be made directly with such Consenting Shareholder, and the Shareholders' Representative shall have no further assistance obligation.

         (D) DEATH OR INABILITY. In the event of the death of the Shareholders' Representative or his inability to perform his functions hereunder, the Consenting Shareholders who immediately prior to the Closing owned a majority of the Company Common Shares shall choose another Shareholders' Representative. With respect to each Consenting Shareholder who is a natural person, the authority conferred by such Consenting Shareholder upon the Shareholders' Representative shall not be revoked in the event of such Consenting Shareholder's death or physical or mental disability.

         (E) LIABILITY. The Shareholders' Representative shall not be liable to any Party for any action taken or omitted to be taken by him as Shareholders' Representative except, in the case of willful misconduct or gross negligence. The Consenting Shareholders shall jointly indemnify the Shareholders' Representative and hold him harmless from and against any loss, liability or expense of any nature incurred by the Shareholders' Representative arising out of or in connection with the administration of his duties as Shareholders' Representative, including reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by the Shareholders' Representative's willful misconduct or gross negligence.

         (F) RECEIPT OF MERGER CONSIDERATION. Payment of any Merger Consideration or other transfers contemplated hereunder to any Consenting Shareholder shall be deemed satisfied when made to the Shareholders' Representative.

         15.2 JOINDER OF ADDITIONAL SHAREHOLDERS. Any shareholder of the Company executing the Transmittal Letter and Joinder, in the form attached hereto as Exhibit H, shall become a Party to this Agreement and be deemed a Consenting Shareholder hereunder and subject to all of the terms and conditions hereof.

         15.3 TERMINATION OF SHAREHOLDERS AGREEMENT. The Consenting Shareholders that are parties to that certain Shareholders Agreement dated October 14, 1991 among certain shareholders of the Company and the Company (attached hereto as part of Schedule 5.4) (the "SHAREHOLDERS AGREEMENT") do hereby terminate the Shareholders Agreement effective on the Closing Date. From and after the Closing Date, the Shareholders Agreement shall have no further force or effect.

         15.4 RISK OF LOSS. The risk of loss or damage to the Assets from fire, storm, act of God or other casualty shall be borne by the Company through the Closing Date.

         15.5 SIMULTANEOUS CLOSING. All transactions at Closing including execution of ancillary Transaction Documents referenced herein shall be deemed to take place simultaneously and none shall be deemed to take place until all shall have taken place.

         15.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Each Party hereto agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signatures of the other Parties hereto. Original executed signature pages will be exchanged by the Parties promptly after such facsimile signature pages are sent.

         15.7 INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to any gender include all genders, (iii) "or" has the inclusive meaning frequently identified with the phrase "and/or," (iv) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (v) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. Any reference to a Party's being satisfied with any particular item or to a Party's determination of a particular item presumes that such standard will not be achieved unless such Party shall be satisfied or shall have made such determination in its sole or complete discretion.

         15.8 NOTICES. Any notice, demand, request, consent, approval or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or sent either by facsimile transmission, or nationally recognized overnight courier (utilizing guaranteed next business morning or day delivery), addressed to the Party to be notified at the following address, or to such other address as such Party shall specify by like notice:

If to the Shareholders, then to the Shareholders' Representative:

         George M. Lupton, Jr.
         1450 Trents Ferry Rd.
         Lynchburg, VA  24503
         Telephone:  804-384-7321

With a copy to:

         Harman, Owens, Saunders & Sweeney
         1900 Peachtree Center Tower
         230 Peachtree Street N.W.
         Atlanta, GA  30303
         Attention:  Frederick F. Saunders
         Facsimile:  (404) 525-4347

         Edmunds & Williams
         Suite 400
         800 Main Street
         P.O. Box 958
         Lynchburg, VA  24505-0958
         Attention:  Eric J. Sorenson, Jr.
         Facsimile:  (804) 846-0337

If to the Company then to:

         Before the Closing:                                         After the Closing:

         Lynchburg Coca-Cola Bottling Company, Inc.                  George M. Lupton, Jr.
         3720 Cohen Place                                            1450 Trents Ferry Rd.
         Lynchburg, Virginia  24501                                  Lynchburg, VA  24503
         Attention:  George M. Lupton, Jr.                           Telephone:  804-384-7321
         Facsimile:  804-846-0835

                                       38

With a copy to:

         Harman, Owens, Saunders & Sweeney                           Harman, Owens, Saunders & Sweeney
         1900 Peachtree Center Tower                                 1900 Peachtree Center Tower
         230 Peachtree Street N.W.                                   230 Peachtree Street N.W.
         Atlanta, GA  30303                                          Atlanta, GA  30303
         Attention:  Frederick F. Saunders                           Attention:  Frederick F. Saunders
         Facsimile:  (404) 525-4347                                  Facsimile:  (404) 525-4347

         Edmunds & Williams                                          Edmunds & Williams
         Suite 400                                                   Suite 400
         800 Main Street                                             800 Main Street
         P.O. Box 958                                                P.O. Box 958
         Lynchburg, VA  24505-0958                                   Lynchburg, VA  24505-0958
         Attention:  Eric J. Sorenson, Jr.                           Attention:  Eric J. Sorenson, Jr.
         Facsimile:  (804) 846-0337                                  Facsimile:  (804) 846-0337

If to Merger Sub then to:

         LCCB Merger Co.
         4100 Coca-Cola Plaza
         Charlotte, North Carolina 28211
         Attention:  Umesh M. Kasbekar
         Facsimile:   (704) 551-4030

If to Parent then to:

         Coca-Cola Bottling Co. Consolidated
         4100 Coca-Cola Plaza
         Charlotte, North Carolina 28211
         Attention:  Umesh M. Kasbekar
         Facsimile:   (704) 551-4030

Notices given as provided shall be deemed effective upon receipt if by personal delivery, upon confirmed reception of transmission if by facsimile, or if by recognized overnight courier, on the date delivery is acknowledged to said courier.

         15.9 ENTIRE AGREEMENT, MODIFICATION. This Agreement, together with the other Transaction Documents described herein, contains the entire agreement of the Parties with respect to the subject matter hereof, all previous agreements and discussions relating to the same or similar subject matter being merged herein, including without limitation the letter of intent between Parent and the Company dated July 26, 1999. The Parties acknowledge that neither of them has made any representations with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof except as specifically set forth herein. This Agreement may not be changed, amended, or modified except by a writing signed by both Parties hereto. The provisions of this Section 15.9 may not be changed, amended, modified, terminated or waived as a result of any failure to enforce any provision or the waiver of any specific breach or breaches thereof or any course of conduct of the Parties.

         15.10 ASSIGNMENT. This Agreement and the rights, obligations and duties of the Parties hereto shall not be assignable or otherwise transferable; provided, that the rights, obligations and duties of Merger Sub may be assigned to an Affiliate of Merger Sub. In the event of assignment by Merger Sub, the assignee shall expressly assume, in writing delivered to the Company, the liabilities and obligations of Merger Sub hereunder, and Merger Sub and Parent shall remain liable for the full performance of all of the assigned liabilities and obligations under this Agreement, which liabilities and obligations of Merger Sub and Parent shall be a primary liability and obligation for full and prompt performance and payment. Merger Sub shall promptly notify the Company of any such assignment.

         15.11 BINDING EFFECT AND BENEFIT. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties, their heirs, executors and administrators, successors and permitted assigns.

         15.12 PARTIAL INVALIDATION. If any portion of this Agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions contained herein. In such event, this Agreement shall be construed and interpreted as if such invalid, illegal or unenforceable terms were limited to the minimum extent whereby such terms would be valid, legal and enforceable, and, if such limitation is not possible, this Agreement shall be construed and interpreted as if such invalid, illegal or unenforceable terms were severed and not included herein unless the result of such limitation or severance would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         15.13 WAIVER. No waiver of a breach or violation of any provision of this Agreement shall operate or be construed as a waiver of any subsequent breach.

         15.14 EXHIBITS AND SCHEDULES. All Exhibits, Schedules and documents specified in this Agreement shall be deemed to be incorporated herein by any reference thereto as if fully set out.

         15.15 NO THIRD PARTY BENEFICIARIES. This Agreement shall not create any rights for the benefit of any third party other than as expressly provided for herein.

         15.16 GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of laws provisions.

         15.17 ATTORNEY'S AND ACCOUNTANT'S FEES, ETC. Merger Sub and Parent shall pay their own attorney's and accountant's fees and fees of other applicable professionals retained by them. The Consenting Shareholders shall pay for the Company's and their own attorney's and accountant's fees and fees of other applicable professionals retained by them, and the Consenting Shareholders shall be solely responsible for the fee of Glover Capital, Inc. and any other broker or finder retained by the Company or such Consenting Shareholders. All of such fees of the

Company and the Shareholders shall be paid by the Shareholders' Representative out of the funds held by the Shareholders' Representative for such purpose pursuant to Section 2.7(d)(ii). Notwithstanding the foregoing, Merger Sub agrees to reimburse the Company for all of its actual out-of-pocket costs, expenses and fees (including reasonable attorney's fees) incurred by the Company in complying with the provisions of the HSR Act as required by the Transactions.

         15.18 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. Therefore, in the event of any ambiguity in the construction or interpretation of this Agreement, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

THE COMPANY:

Lynchburg Coca-Cola Bottling Co., Inc.


By:     _________________________________________
        _______________, Chief Executive Officer
Attest: _________________________________
        _____________________, Secretary

MERGER SUB:

LCCB Merger Sub


By:______________________________________________

Attest:_________________
_________________, _______ Secretary

PARENT:

Coca-Cola Bottling Co. Consolidated


By:______________________________________________

Attest:____________________________
         _________________, _______ Secretary


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SHAREHOLDERS' REPRESENTATIVE:


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George M. Lupton, Jr.



SHAREHOLDERS:


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